                                                                    EXHIBIT 10.8

                                                                  EXECUTION COPY









                           LOAN AND SECURITY AGREEMENT

                          Dated as of December 18, 1998

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders
                                 --------------

                                       and

                        BANKAMERICA BUSINESS CREDIT, INC.

                                  as the Agent
                                  ------------

                                       and

                            ACME METALS INCORPORATED,
                               ACME STEEL COMPANY,
                           ACME PACKAGING CORPORATION,
                       ALABAMA METALLURGICAL CORPORATION,
                     ACME STEEL COMPANY INTERNATIONAL, INC.,
     Each as a Debtor-in-Possession Under Chapter 11 of the Bankruptcy Code

                                as the Borrowers
                                ----------------

                               TABLE OF CONTENTS

Section                                                                                  Page
-------                                                                                  ----
ARTICLE 1           INTERPRETATION OF THIS AGREEMENT.......................................2
      1.1           Definitions............................................................2
      1.2           Accounting Terms......................................................30
      1.3           Interpretive Provisions...............................................31

ARTICLE 2           LOANS AND LETTERS OF CREDIT...........................................32
      2.1           Total Facility........................................................32
      2.2           Revolving Loans.......................................................32
      2.3           Letters of Credit.....................................................39

ARTICLE 3           INTEREST AND FEES.....................................................46
      3.1           Interest..............................................................46
      3.2           Conversion and Continuation Elections.................................47
      3.3           Maximum Interest Rate.................................................48
      3.4           Unused Line Fee.......................................................48
      3.5           Letter of Credit Fee..................................................49
      3.6           Collateral Management Fee.............................................49

ARTICLE 4           PAYMENTS AND PREPAYMENTS..............................................49
      4.1           Revolving Loans.......................................................49
      4.2           Termination of Facility...............................................50
      4.3           Payments by the Borrowers.............................................50
      4.4           Payments as Revolving Loans...........................................51
      4.5           Apportionment and Application and Reversal of Payments................51
      4.6           Indemnity for Returned Payments.......................................51
      4.7           Agent's and Lenders' Books and Records; Monthly Statements............52
      4.8           Reductions of Maximum Revolver Amount.................................52

ARTICLE 5           TAXES, YIELD PROTECTION AND ILLEGALITY................................52
      5.1           Taxes.................................................................52
      5.2           Illegality............................................................54
      5.3           Increased Costs and Reduction of Return...............................54
      5.4           Funding Losses........................................................55
      5.5           Inability to Determine Rates..........................................56
      5.6           Certificates of Lenders...............................................56
      5.7           Survival..............................................................56
      5.8           Replacement of Lenders................................................56

ARTICLE 6           COLLATERAL; ADMINISTRATIVE SUPERPRIORITY..............................57
      6.1           Grant of Security Interest............................................57
      6.2           Perfection and Protection of Security Interest........................59
      6.3           Location of Inventory.................................................62
      6.4           Title to, Liens on, and Sale and Use of Collateral....................62
      6.5           Appraisals............................................................63
      6.6           Access and Examination; Confidentiality...............................63
      6.7           Collateral Reporting..................................................64

Section                                                                                                         Page
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
      6.8           Accounts.....................................................................................65
      6.9           Collection of Accounts; Payments.............................................................66
      6.10          Inventory; Perpetual Inventory...............................................................68
      6.11          Equipment....................................................................................69
      6.12          [Intentionally Omitted]......................................................................69
      6.13          Documents, Instruments, and Chattel Paper....................................................69
      6.14          Right to Cure................................................................................70
      6.15          Power of Attorney............................................................................70
      6.16          The Agent's and Lenders' Rights, Duties and Liabilities......................................70

ARTICLE 7           BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES............................................71
      7.1           Books and Records............................................................................71
      7.2           Financial and Other Information..............................................................71
      7.3           Notices to the Lenders.......................................................................75

ARTICLE 8           GENERAL WARRANTIES AND REPRESENTATIONS.......................................................78
      8.1           Authorization, Validity, and Enforceability of this Agreement and the Loan
                    Documents....................................................................................78
      8.2           Validity and Priority of Security Interest...................................................78
      8.3           Organization and Qualification...............................................................79
      8.4           Corporate Name; Prior Transactions...........................................................79
      8.5           Subsidiaries and Affiliates..................................................................79
      8.6           Financial Statements and Projections.........................................................79
      8.7           Capitalization...............................................................................80
      8.8           Reorganization Matters.......................................................................80
      8.9           Debt.........................................................................................80
      8.10          [Intentionally Omitted.].....................................................................80
      8.11          Title to Property............................................................................80
      8.12          Real Estate; Leases..........................................................................81
      8.13          Proprietary Rights...........................................................................81
      8.14          Trade Names..................................................................................81
      8.15          Litigation...................................................................................81
      8.16          Restrictive Agreements.......................................................................81
      8.17          Labor Disputes...............................................................................82
      8.18          Environmental Laws...........................................................................82
      8.19          No Violation of Law..........................................................................83
      8.20          No Default...................................................................................83
      8.21          ERISA Compliance.............................................................................83
      8.22          Taxes........................................................................................84
      8.23          Regulated Entities...........................................................................84
      8.24          Use of Proceeds; Margin Regulations..........................................................84
      8.25          [Intentionally Omitted.].....................................................................84
      8.26          No Material Adverse Change...................................................................84
      8.27          Full Disclosure..............................................................................85
      8.28          Material Agreements..........................................................................85
      8.29          Bank Accounts................................................................................85
      8.30          Alpha Tube Trade Debt........................................................................85

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

Section                                                                                                         Page
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
ARTICLE 9           AFFIRMATIVE AND NEGATIVE COVENANTS...........................................................86
      9.1           Taxes and Other Obligations..................................................................86
      9.2           Corporate Existence and Good Standing........................................................86
      9.3           Compliance with Law and Agreements; Maintenance of Licenses..................................86
      9.4           Maintenance of Property......................................................................87
      9.5           Insurance....................................................................................87
      9.6           Condemnation.................................................................................88
      9.7           Environmental Laws...........................................................................89
      9.8           Compliance with ERISA........................................................................90
      9.9           Mergers, Consolidations or Sales.............................................................90
      9.10          Distributions; Capital Change; Restricted Investments........................................90
      9.11          Transactions Affecting Collateral or Obligations.............................................91
      9.12          Guaranties...................................................................................91
      9.13          Debt For Borrowed Money......................................................................91
      9.14          Prepayment...................................................................................91
      9.15          Transactions with Affiliates.................................................................91
      9.16          Investment Banking and Finder's Fees.........................................................91
      9.17          Combined Availability........................................................................92
      9.18          Business Conducted...........................................................................92
      9.19          Liens........................................................................................92
      9.20          Sale and Leaseback Transactions..............................................................92
      9.21          New Subsidiaries.............................................................................92
      9.22          Fiscal Year..................................................................................92
      9.23          Sale or Transfer of Inventory to Alpha Tube..................................................92
      9.24          Minimum Operating Cash Flow..................................................................92
      9.25          Use of Proceeds..............................................................................93
      9.26          Interim Bankruptcy Court Order; Final Bankruptcy Court Order;
                    Administrative Expense Claim Priority; Lien Priority.........................................93
      9.27          Further Assurances...........................................................................94
      9.28          EBITDA Through Final Bankruptcy Court Offer Date.............................................94
      9.29          Obligations under Real Estate Leases and Licenses............................................94
      9.30          Reclamation Claims...........................................................................95
      9.31          Prepetition Claims...........................................................................95
      9.32          Applications to Bankruptcy Court.............................................................95
      9.33          Use of Letters of Credit.....................................................................95
      9.34          Notices......................................................................................95

ARTICLE 10          CONDITIONS OF LENDING........................................................................96
      10.1          Conditions Precedent to Making of Loans on the Closing Date..................................96
      10.2          Conditions Precedent to Each Loan............................................................99

ARTICLE 11          DEFAULT; REMEDIES...........................................................................100
      11.1          Events of Default...........................................................................100
      11.2          Remedies....................................................................................105

ARTICLE 12          TERM AND TERMINATION........................................................................106
      12.1          Term and Termination........................................................................106

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

Section                                                                                            Page
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
ARTICLE 13          AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS;
                    SUCCESSORS......................................................................107
      13.1          No  Waivers; Cumulative Remedies................................................107
      13.2          Amendments and Waivers..........................................................107
      13.3          Assignments; Participations.....................................................108

ARTICLE 14          THE AGENT.......................................................................110
      14.1          Appointment and Authorization...................................................110
      14.2          Delegation of Duties............................................................111
      14.3          Liability of Agent..............................................................111
      14.4          Reliance by Agent...............................................................112
      14.5          Notice of Default...............................................................112
      14.6          Credit Decision.................................................................112
      14.7          Indemnification.................................................................113
      14.8          Agent in Individual Capacity....................................................113
      14.9          Successor Agent.................................................................114
      14.10         Withholding Tax.................................................................114
      14.11         Reserved........................................................................115
      14.12         Collateral Matters..............................................................115
      14.13         Restrictions on Actions by Lenders; Sharing of Payments.........................116
      14.14         Agency for Perfection...........................................................117
      14.15         Payments by Agent to Lenders....................................................117
      14.16         Concerning the Collateral and the Related Loan Documents........................118
      14.17         Field Audit and Examination Reports; Disclaimer by Lenders......................118
      14.18         Relation Among Lenders..........................................................119

ARTICLE 15          MISCELLANEOUS...................................................................119
      15.1          Cumulative Remedies; No Prior Recourse to Collateral............................119
      15.2          Severability....................................................................119
      15.3          Governing Law; Choice of Forum; Service of Process..............................119
      15.4          WAIVER OF JURY TRIAL............................................................120
      15.5          Survival of Representations and Warranties......................................121
      15.6          Other Security and Guaranties...................................................121
      15.7          Fees and Expenses...............................................................121
      15.8          Notices.........................................................................122
      15.9          Waiver of Notices...............................................................124
      15.10         Binding Effect..................................................................124
      15.11         Indemnity of the Agent and the Lenders by the Borrowers.........................124
      15.12         Limitation of Liability.........................................................125
      15.13         Final Agreement.................................................................125
      15.14         Counterparts....................................................................125
      15.15         Captions........................................................................125
      15.16         Right of Setoff.................................................................126
      15.17         Joint and Several Liability.....................................................126

                                    EXHIBITS

EXHIBIT A       -      FORM OF INTERIM BANKRUPTCY COURT ORDER

EXHIBIT B       -      FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C       -      FINANCIAL STATEMENTS

EXHIBIT D       -      FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT E       -      FORM OF NOTICE OF BORROWING

EXHIBIT F       -      FORM OF NOTICE OF CONVERSION/CONTINUATION

EXHIBIT G       -      FORM OF FINAL BANKRUPTCY COURT ORDER

EXHIBIT H       -      FORM OF BLACK BOOK

                                    SCHEDULES

Schedule 1.1        ACCOUNT DEBTORS
Schedule 6.3 BORROWERS' CHIEF EXECUTIVE OFFICE, THE LOCATION OF ITS BOOKS AND RECORDS, THE LOCATIONS OF THE COLLATERAL
Schedule 8.3        JURISDICTIONS
Schedule 8.4        CORPORATE NAME; PRIOR TRANSACTIONS
Schedule 8.5        SUBSIDIARIES AND AFFILIATES
Schedule 8.7        CAPITALIZATION OF ACME PARTIES
Schedule 8.11       OWNED REAL PROPERTY
Schedule 8.12       LEASES
Schedule 8.13       PROPRIETARY RIGHTS
Schedule 8.14       TRADE NAMES
Schedule 8.15       LITIGATION
Schedule 8.17       LABOR DISPUTES
Schedule 8.18       ENVIRONMENTAL ISSUES
Schedule 8.21       ERISA ISSUES
Schedule 8.26       MATERIAL ADVERSE CHANGE
Schedule 8.28       MATERIAL AGREEMENTS
Schedule 8.29       BANK ACCOUNTS
Schedule 8.30       ALPHA TUBE TRADE DEBT
Schedule 9.15       TRANSACTIONS WITH AFFILIATES
Schedule 9.19       EXISTING LIENS

                           LOAN AND SECURITY AGREEMENT

          Loan and Security Agreement, dated as of December 18, 1998, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BankAmerica Business Credit, Inc., a Delaware corporation ("BABC") with an office at 40 East 52nd Street, New York, New York, as agent for the Lenders (in its capacity as agent, together with any successor in such capacity, the "Agent"), ACME METALS INCORPORATED, a Delaware corporation and a debtor-in-possession under Chapter 11 of the Bankruptcy Code (as hereinafter defined), (the "Parent"), ACME STEEL COMPANY, a Delaware corporation and a debtor-in-possession under Chapter 11 of the Bankruptcy Code ("ASC"), ACME PACKAGING CORPORATION, a Delaware corporation and a debtor-in-possession under Chapter 11 of the Bankruptcy Code ("APC"), ALABAMA METALLURGICAL CORPORATION, a Washington State corporation and a debtor-in-possession under Chapter 11 of the Bankruptcy Code ("AMC") and ACME STEEL COMPANY INTERNATIONAL, INC., a Barbados, W.I. corporation and a debtor-in-possession under Chapter 11 of the Bankruptcy
Code) ("ASCI" and, together with the Parent, ASC, APC and AMC, jointly and severally, the "Borrowers").

                              W I T N E S S E T H:

          WHEREAS, each of the Borrowers and Alpha Tube (as hereinafter defined) has filed in the Bankruptcy Court (as hereinafter defined) a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (as hereinafter defined), and such reorganization cases are being jointly administered under Case Number 98-2179 (the "Case");

          WHEREAS, the Borrowers, Alpha Tube and BABC have entered into a Commitment Agreement (including a term sheet annexed thereto), dated September 29, 1998, (as amended from time to time in accordance with its terms, the "Interim Agreement"), pursuant to which BABC has agreed, subject to the terms and conditions therein contained, to make available to the Borrowers and Alpha Tube, subject to, inter alia, the entry of the Orders (as hereinafter defined), a revolving line of credit for loans and letters of credit in an amount not to exceed $100,000,000;

          WHEREAS, pursuant to the Interim Bankruptcy Court Order (as hereinafter defined), the Bankruptcy Court, inter alia, approved the Interim Agreement and limited the borrowings thereunder to $50,000,000 pending entry of the Final Bankruptcy Court Order (as hereinafter defined);

          WHEREAS, the Borrowers, Alpha Tube and BABC have agreed that Alpha Tube will not be a borrower under such revolving line of credit;

          WHEREAS, the Interim Agreement requires that the Borrowers enter into a loan and security agreement with BABC and one or more other Lenders that will more fully set forth the terms and conditions of such debtor-in-possession revolving line of credit, which loan and security agreement will supersede in its entirety, and govern all borrowings heretofore made under, the Interim Agreement;

          WHEREAS, the Lenders have agreed to make available to the Borrowers a debtor-in-possession revolving credit facility upon the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree as follows;

                                   ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

      ARTICLE 1.1  Definitions.  As used herein:

          "Accounts" means, with respect to any Acme Party, all of such Acme Party's now owned or hereafter acquired or arising accounts (as defined in the UCC), and any other rights of such Acme Party to payment for the sale or lease of Inventory or rendition of services, whether or not they have been earned by performance.

          "Account Debtor" means each Person obligated in any way on or in connection with an Account.

          "Acme Parties" means, collectively, the Parent and its Subsidiaries and "Acme Party" means any of the foregoing Persons. "Acme Parties", "Parent and its Subsidiaries", "Borrowers and their Subsidiaries" and "Borrowers and Alpha Tube" have the same meaning.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Agent" means BankAmerica Business Credit, Inc., solely in its capacity as agent for the Lenders, and any successor agent.

          "Agent Advances" has the meaning specified in Section 2.2(i).

          "Agent-Related Persons" means the Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons.

          "Agent's Liens" means the Liens granted to the Agent, for the ratable benefit of the Lenders, BABC and the Agent, pursuant to this Agreement and the other Loan Documents.

          "Agreed Administrative Expense Claim Priorities" means the administrative expense claims incurred by the Borrowers and shall have the following order of priority:

          first, (i) amounts payable pursuant to 28 U.S.C. Section 1930(a)(6) and (ii) upon the occurrence and during the continuance of an Event of Default, unpaid allowed fees and expenses (whether incurred prior to or subsequent to such Event of Default) of attorneys, accountants, financial advisors, consultants and other professionals retained by the Borrowers, or any official creditors' committee (the "Creditors' Committee") appointed in the Case pursuant to Sections 327 and 1103 of the Bankruptcy Code (except to the extent that such fees and expenses represent services or were incurred in the prosecution of actions, claims or causes of action against Bank of America, the Agent or any of the Lenders in connection with a challenge to any aspect of their rights and obligations with respect to any Loan Document) ("Professional Expenses"), but the amount of Professional Expenses entitled to priority under clause (ii) of this clause first ("Priority Professional Expenses") shall not exceed in the aggregate an amount (the "Priority Professional Expense Cap") equal to $3,000,000; provided, however, that prior to the occurrence of an Event of Default any payments actually made to such professionals under 11 U.S.C. Sections 330 and 331 in respect of fees and expenses incurred shall not reduce the Priority Professional Expense Cap;

          second, all Obligations; and

          third, all other allowed administrative expense claims.

          "Agreement" means this Loan and Security Agreement.

          "Alpha Tube" means Alpha Tube Corporation, a Delaware corporation and a debtor-in-possession under Chapter 11 of the Bankruptcy Code.

          "Alpha Tube Agreed Administrative Expense Claim Priorities" means the administrative expense claims incurred by Alpha Tube and shall have the following order of priority:

          first, (i) amounts payable pursuant to 28 U.S.C. Section 1930(a)(6) and (ii) unpaid allowed fees and expenses of attorneys, accountants, financial advisors, consultants and other professionals retained by Alpha Tube or any official creditors' committee appointed in the Case pursuant to Sections 327 and 1103 of the Bankruptcy Code, including any fees and expenses based upon substantial contribution claims awarded under Section 503(b) of the Bankruptcy Code, if any (except to the extent, in each instance under this clause (ii), that such fees and expenses represent services or were incurred in the prosecution of actions, claims or causes of action against Bank of America, the Agent or any of the Lenders in connection with a challenge to any aspect of their rights and obligations with respect to any Loan Document);

          second, all other allowed administrative expense claims (other than unpaid allowed fees and expenses of attorneys, accountants, financial advisors, consultants and other professionals retained by Alpha Tube or any official creditors' committee appointed in the Case pursuant to Sections 327 and 1103 of the Bankruptcy Code, in each instance, to the extent that such fees and expenses represent services or were incurred in the prosecution of actions, claims or causes of action against Bank of America, the Agent or any of the Lenders in connection with a challenge to any aspect of their rights and obligations with respect to any Loan Document);

          third, all Obligations; and

          fourth, unpaid allowed administrative expense claims described in the parenthetical in clause second above.

          "Alpha Tube Carve-Out Expenses" means (i) those amounts, fees, expenses and claims set forth in clauses first and second of the definition of the term "Alpha Tube Agreed Administrative Expense Claim Priorities" and (ii) to the extent not included in clause (i), Alpha Tube Trade Debt.

          "Alpha Tube Cash Flow Agreement" means the agreement among the Borrowers, Alpha Tube and the Agent with respect to restrictions on certain cash flow between Alpha Tube and the Borrowers.

          "Alpha Tube Guaranty" means the Guaranty to be entered into on the Closing Date by Alpha Tube in favor of the Agent.

          "Alpha Tube Security Agreement" means the Security Agreement to be entered into on the Closing Date between Alpha Tube and the Agent.

          "Alpha Tube Trade Debt" means the trade debt of Alpha Tube (including, without limitation, trade debt to any trade creditor which is a Borrower or an Affiliate of any Borrower), whether such trade debt is incurred prior to, on or after the Filing Date.

          "Anniversary Date" means each anniversary of the Closing Date.

          "Applicable Margin" means, with respect to interest accruing on any Loan during any period, the amount set forth below which corresponds to the Exposure during such period.

                                Applicable Margin

            Exposure for          Applicable Margin for    Applicable Margin for
          Relevant Period            Base Rate Loans          LIBOR Rate Loans
          ---------------            ---------------          ----------------

Less than $20,000,000                      .50%                     1.75%

                                Applicable Margin


Equal to or greater than                 .50%                     2.00%
$20,000,000 and less
than $50,000,000

Equal to or greater than                 .75%                     2.50%
$50,000,000 and less
than $75,000,000

Equal to or greater than                1.00%                     3.00%
$75,000,000

where "Exposure" shall mean the sum of the average daily amounts of (i) all outstanding Revolving Loans, (ii) the undrawn amount of all issued and outstanding Letters of Credit and (iii) the amount of all drawn Letters of Credit for which there has been no reimbursement, during the calendar month (or, if shorter, the period from the Closing Date to and including the last day of the calendar month, or the period from the first day of the then current calendar month to and including the Termination Date, as the case may be) immediately prior to the applicable interest payment date, as determined by the Agent on the last day of such calendar month or shorter period.

          "Assignee" has the meaning specified in Section 13.3(a).

          "Assignment and Acceptance" has the meaning specified in Section 13.3(a).

          "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel engaged by the Agent, the allocated cost of reasonable internal legal services of the Agent and all reasonable expenses and disbursements of internal counsel of the Agent.

          "BABC" means BankAmerica Business Credit, Inc.

          "BABC Loan" and "BABC Loans" have the meanings specified in Section 2.2(h).

          "Bank of America" means Bank of America National Trust and Savings Association, a national banking association, or any successor entity thereto.

          "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.
Section 101 et seq.).

          "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware and, to the extent the United States District Court for the District of Delaware sits in bankruptcy with respect to any matter relating to the Case, then the United States District Court for the District of Delaware.

          "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate" (the "reference rate" being a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

          "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

          "Borrowers" has the meaning specified in the introductory paragraph to this Agreement.

          "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers (or by BABC in the case of a Borrowing funded by BABC Loans) or by the Agent in the case of a Borrowing consisting of an Agent Advance.

          "Borrowing Base Certificate" means a certificate by a Responsible Officer of each of the Borrowers, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth a good faith calculation of the Combined Availability, including a good faith calculation of each component thereof, as of the close of business no more than six (6) Business Days prior to the date of such certificate, all in such detail as shall be satisfactory to the Agent. All calculations of Combined Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrowers and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

          "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in San Francisco, California or New York, New York are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

          "Capital Expenditures" means all payments due (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or offset items or in connection with a Capital Lease and also including, without limitation, all expenditures in respect of hardware and software for computer systems.

          "Capital Lease" means any lease of property by any Acme Party which, in accordance with GAAP, is or should be reflected as a capital lease on the balance sheet of such Acme Party.

          "Carve-Out Expenses" means those amounts, fees, expenses and claims set forth in clause first of the definition of the term "Agreed Administrative Expense Claim Priorities."

          "Carve-Out Reserve" means at any time an amount equal to $3,000,000.

          "Case" means individually or collectively, as the context requires, each of the Borrowers' and Alpha Tube's jointly administered reorganization cases (numbers 98-2179, et seq.) under Chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court.

          "Change of Control" means the occurrence of any of the following events:

          (i)(x) any "person" or "group" (as such terms are used in Section 13(d) or 14(d) of the Exchange Act) is or becomes the Beneficial Owner of Voting Stock which represents a majority in the aggregate of the total voting power of the Voting Stock of the Parent, whether as a result of an issuance of securities of the Parent, any merger, consolidation, liquidation or dissolution of the Parent, any direct or indirect transfer of securities or otherwise, and (y) during any one-year period (commencing with the one-year period which starts on the day immediately prior to the occurrence of the event described in clause (x) above) individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors of the Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office; or

          (ii) the Parent shall fail at any time to be the Beneficial Owner of 100% of the outstanding equity interests of each of the other Borrowers and Alpha Tube.

          For purposes of this definition of "Change of Control", and the definitions used within this definition (and only for such purposes), the following terms shall have the following meanings:

          "Beneficial Owner", and terms having similar import, means any direct or indirect "beneficial owner", as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act.

          "Board of Directors" means, with respect to any Person, such Person's Board of Directors or any committee thereof duly authorized to act on behalf of such Board of Directors.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, contingent share issuances, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.

          "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

          "Closing Date" means the date of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

          "Collateral" has the meaning specified in Section 6.1.

          "Combined Availability" of the Borrowers means, at any time:

(a) the lesser of (i) the Maximum Revolver Amount at such time or (ii) the sum of up to (A) the then Eligible Accounts Advance Rate Percentage of the aggregate Net Amount of Eligible Accounts of the Borrowers at such time plus (B) sixty percent (60%) of the aggregate net amount of Eligible Inventory of the Borrowers constituting finished goods and commodity raw materials at such time, calculated at the lower of cost (on a FIFO basis) or market value, plus (C) fifty percent (50%) of the aggregate net amount of Eligible Inventory of the Borrowers constituting work-in-process at such time, calculated at the lower of cost (on a FIFO basis) or market value; provided, that at no time prior to the Final Bankruptcy Court Order Date shall the sum of outstanding Revolving Loans and Letters of Credit based upon the value of Eligible Inventory in accordance with clauses (B) and (C) above exceed $20,000,000 and provided, further that at no time on or after the Final Bankruptcy Court

Order Date shall the sum of outstanding Revolving Loans and Letters of Credit based upon the value of Eligible Inventory in accordance with clauses (B) and
(C) above exceed $60,000,000 (it being understood that for purposes of this Agreement, Revolving Loans and Letters of Credit are deemed made or issued, as the case may be, first as determined on the basis of the Net Amount of Eligible Accounts of the Borrowers at such time and then as determined on the basis of the net amount of Eligible Inventory of the Borrowers described in clauses (B) and (C) above), minus

(b) the sum of (i) the aggregate unpaid balance of all Revolving Loans made to the Borrowers at such time, (ii) the aggregate amount of all Pending Revolving Loans to be made to the Borrowers at such time, (iii) the aggregate undrawn amount of all outstanding Letters of Credit at such time, (iv) the aggregate amount of any unpaid reimbursement Obligations in respect of Letters of Credit at such time, (v) reserves (if any) established by the Agent at such time for accrued interest on the Obligations, (vi) reserves (including, without limitation, the Carve-Out Reserve) for Carve-Out Expenses (whether or not an Event of Default exists), claims against any Lender or the Agent under Section 506(c) of the Bankruptcy Code and other claims against any of the Borrowers that the Agent reasonably believes could have priority over the Obligations and (vii) all other reserves at such time which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to the Borrowers' account, including, without limitation, reserves for landlord's liens with respect to real properties leased by a Borrower or Inventory located at premises not owned by a Borrower, reserves for shrinkage and markdowns and reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of any Borrower.

          "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section
13.3 and Section 4.8, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

          "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

          "Conversion/Continuation Date" means the date of any conversion or continuation of a Base Rate Loan or LIBOR Rate Loan, or portion thereof, as contemplated by Section 3.2.

          "Credit Support" has the meaning specified in Section 2.3(a).

          "Creditors' Committee" has the meaning specified in the definition of Agreed Administrative Expense Claim Priorities.

          "Debt" means all liabilities, obligations and indebtedness of any Acme Party to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (i) such Acme Party's liabilities and obligations to trade creditors; (ii) all Obligations;
(iii) all obligations and liabilities of any Person secured by any Lien on such Acme Party's property, even though such Acme Party shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Acme Party prepared in accordance with GAAP; (iv) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Acme Party, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Acme Party prepared in accordance with GAAP; (v) all obligations and liabilities under Guaranties; and (vi) deferred taxes.

          "Debt For Borrowed Money" means Debt for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and all obligations under Capital Leases.

          "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two percentage points.

          "Defaulting Lender" has the meaning specified in Section 2.2(g)(ii).

          "Dilution" means, with respect to any twelve consecutive calendar month period, the ratio of (x) the aggregate amount of credits issued by any of the Borrowers or non-cash credits taken by any customer of any of the Borrowers during such period with respect to Accounts of any of the Borrowers to
(y) the aggregate amount of gross sales of the Borrowers during such period.

          "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition of any capital stock (or any options or warrants for such stock) of such corporation.

          "DOL" means the United States Department of Labor or any successor department or agency.

          "Dollar" and "$" means dollars in the lawful currency of the United States.

          "EBITDA" means, with respect to any fiscal period of the Borrowers, the net income of the Parent and its Subsidiaries on a consolidated basis for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (i) gain or loss arising from the sale of any capital assets; (ii) gain or loss arising from any write-up or write-down in the book value of any asset; (iii) earnings of any corporation, substantially all the assets of which have been acquired by the Parent or any of its Subsidiaries in any manner, to the extent realized by such other corporation prior to the date of acquisition; (iv) earnings of any business entity in which the Parent or any of its Subsidiaries has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Parent or any of its Subsidiaries in the form of cash distributions; (v) earnings of any Person to which assets of the Parent or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which the Parent or any of its Subsidiaries shall have been merged, or which has been a party with the Parent or any of its Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (vi) gain arising from the acquisition of debt or equity securities of the Parent or any of its Subsidiaries or from cancellation or forgiveness of Debt; (vii) gain or loss arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction;
(viii) non-cash writedowns of fixed assets; (ix) the sum of the provisions for income taxes, interest expense, depreciation and amortization expense, other non-cash charges, the effect of accounting changes and extraordinary items; and
(x) bankruptcy reorganization expenses and restructuring costs (including $3,045,848 paid to Harris Trust and Savings Bank in satisfaction of prepetition secured claims), in each case under clauses (i) through (x) above, to the extent deducted in determining net income for such period.

          "Eligible Accounts" means all Accounts of any Borrower which the Agent in the exercise of its reasonable discretion determines to be Eligible Accounts based on such collateral and credit criteria as the Agent may from time to time establish. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

               (a) with respect to which more than 90 days (or where normal business practice is to grant 60 day terms, 120 days) have elapsed since the date of the original invoice therefor or it is more than 60 days past due;

               (b) with respect to which any of the representations, warranties, covenants, and agreements contained in Section 6.8 are not or have ceased to be true and correct or have been breached;

               (c) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

               (d) which represents a progress billing (as hereinafter defined) or as to which such Borrower has extended the time for payment upon notice to the Agent (but in no event beyond 90 days from invoice date); for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon such Borrower's completion of any further performance under the contract or agreement;

               (e) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account

Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

               (f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under the other criteria set forth herein or otherwise established by the Agent in accordance with this Agreement;

               (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States; or (ii) is not organized under the laws of the United States or any state thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except (A) to the extent that such Account is secured or payable by a letter of credit or guaranty satisfactory to the Agent in its discretion; or (B) is otherwise acceptable to the Agent in its discretion; or (C) is an account owing by the Account Debtors listed on Schedule 1.1;

               (h) owed by an Account Debtor which is an Affiliate or employee of any Borrower;

               (i) [Intentionally Omitted];

               (j) which is owed by an Account Debtor to which any Borrower is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

               (k) which is owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.), and any other steps necessary to perfect the Agent's Lien therein, have been complied with to the Agent's satisfaction with respect to such Account;

               (l) which is owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

               (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

               (n) which is evidenced by a promissory note or other instrument or by chattel paper not in the possession of the Agent and, with respect to a promissory note or other instrument, endorsed to the order of the Agent if not in bearer form;

               (o) if the Agent believes in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

               (p) [Intentionally Omitted];

               (q) which arises out of a sale not made in the ordinary course of such Borrower's business;

               (r) as to which the goods giving rise to such Account have not been shipped and delivered to (or title passes to) and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

               (s) is owed by an Account Debtor which is obligated to one or more Borrowers respecting Accounts the aggregate unpaid balance of which owing to all Borrowers exceeds fifteen (15%) percent of the aggregate unpaid balance of all Accounts owed to all Borrowers at such time by all of the Borrowers' Account Debtors, but only to the extent of such excess;

               (t) arises out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by such Borrower to the Agent with respect to such Account; or

               (u) which (except for Carve-Out Expenses) is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Agent and the Lenders.

          If any Account at any time ceases to be an Eligible Account by reason of any of the foregoing exclusions or any failure to meet any other eligibility criteria established by the Agent in the exercise of its reasonable discretion, then such Account shall promptly be excluded from the calculation of Eligible Accounts. The Agent agrees to provide the Parent on behalf of the Borrowers with not less than 3 Business Days' prior notice of the establishment by the Agent of any additional criteria of ineligibility with respect to Accounts of any Borrower.

          "Eligible Accounts Advance Rate Percentage" means, at any time of determination, that percentage set forth below opposite the Dilution for the twelve consecutive calendar month period most recently ended prior to such time of determination:

              Percentage                                 Dilution

Eighty-five percent (85%)                    5% or less

Eighty percent (80%)                         Greater than 5% and not more than
                                             7.5%

Seventy-two percent (72%)                    Greater than 7.5% and not more than
                                             10%

Such percentage less than seventy-two        Greater than 10%
percent (72%) as the Agent shall
choose in its sole discretion

          "Eligible Inventory" means Inventory of a Borrower, valued at the lower of cost (on a FIFO basis) or market, that constitutes raw materials, work in process and prime finished goods and that, unless the Agent in its sole discretion elects, (a) is not, in the Agent's reasonable opinion, obsolete, slow moving, or unmerchantable; (b) is located at premises owned by a Borrower or on premises otherwise reasonably acceptable to the Agent; (c) upon which the Agent for the benefit of the Agent and the Lenders has a first priority perfected security interest (subject only to Carve-Out Expenses); (d) is not spare parts, service parts, used parts, packaging and shipping materials, supplies, bill-and-hold Inventory, returned or defective Inventory, or Inventory delivered to a Borrower on consignment; (e) is not stores, molds, "non-prime", other items which are not basic materials core products used in producing finished steel or items which are not sold in the ordinary course of business of a Borrower; and
(f) the Agent, in the exercise of its reasonable discretion, deems eligible as the basis for Revolving Loans and Letters of Credit based on such collateral and credit criteria as the Agent may from time to time establish. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory. Non-prime Inventory that has been written down to a net realizable value acceptable to the Agent may be included as part of Eligible Inventory. The Agent agrees to provide the Parent on behalf of the Borrowers with not less than 3 Business Days prior notice of the decision of the Agent, as a result of a revision by the Agent of its criteria for Eligible Inventory, to make ineligible any portion of the Inventory of a Borrower which immediately prior to such decision was Eligible Inventory.

          "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental matters.

          "Environmental Lien" means a Lien in favor of any Governmental Authority for (1) any liability under any Environmental Laws, or (2) damages arising from, or costs incurred by such Governmental Authority in response to a Release or threatened Release of a Contaminant into the environment.

          "Equipment" means, with respect to any Acme Party, all of such Acme Party's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Acme Party and all of such Acme Party's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Acme Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Acme Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Acme Party or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Acme Party or any ERISA Affiliate, in each case, other than the commencement of the Case.

          "Event of Default" has the meaning specified in Section 11.1.

          "Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

          "Existing Liens" means all Liens on any assets or properties of any Acme Party (other than Accounts, Inventory or proceeds thereof) in existence on the Filing Date.

          "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

          "Filing Date" means September 28, 1998.

          "Final Bankruptcy Court Order" means an order, which need not be a Final Order, of the Bankruptcy Court, in form, scope and substance acceptable to the Agent and the Majority Lenders (it being understood that the form of order annexed hereto as Exhibit G is acceptable to the Agent and the Majority Lenders), finally approving this Agreement and the other Loan Documents, as such order may be amended, modified or supplemented from time to time with the express written joinder and consent of the Agent, the Majority Lenders, the Borrowers and Alpha Tube and the approval of the Bankruptcy Court, which order has not been vacated, appealed with respect to the question of whether the Agent or any Lender is a good faith lender under Section 364(e) of the Bankruptcy Code, reversed, stayed, modified or supplemented.

          "Final Bankruptcy Court Order Date" means the date (which shall be no later than December 19, 1998) on which the Final Bankruptcy Court Order shall have been duly entered by the Bankruptcy Court and shall be in full force and effect, and shall not have been reversed, stayed, modified or amended, absent written consent of the Agent, the Majority Lenders, the Borrowers and Alpha Tube.

          "Final Order" means an order of the Bankruptcy Court (a) as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move or reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

          "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Section 8.6 or any other financial statements required to be given to the Lenders or the Agent pursuant to this Agreement.

          "Fiscal Year" means the fiscal year of the Parent and its Subsidiaries for financial accounting purposes. The Fiscal Year of the Parent and its Subsidiaries will end on the last Sunday of the calendar year.

          "Fixed Assets" means, with respect to any Acme Party, Equipment and Real Estate of such Acme Party.

          "Funding Date" means the date on which a Borrowing occurs.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which, except with respect to the calculation or determination of any financial covenant tests under this Agreement, are applicable to the circumstances as of the date of determination and which, with respect to the calculation or determination of any financial covenant tests under this Agreement, are applicable to the circumstances as of the Closing Date.

          "General Intangibles" means, with respect to any Acme Party, all of such Acme Party's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Acme Party of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Acme Party in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Acme Party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Acme Party is beneficiary and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Acme Party.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services for the purposes of enabling such other Person to make payments of its obligations.

          "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Parent and/or any of its Subsidiaries from, which are due from the Parent and/or any of its Subsidiaries to, or which otherwise arise from any transaction by the Parent and/or any of its Subsidiaries with, any other of the Parent or any of its Subsidiaries or any Affiliate of the Parent or any of its Subsidiaries.

          "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months (to the extent available as determined by the Agent) thereafter as selected by the Borrowers in their Notice of Borrowing or Notice of Conversion/Continuation; provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period shall extend beyond the Stated Termination Date.

          "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

          "Interim Bankruptcy Court Order" means the order dated September 29, 1998 entered by the Bankruptcy Court, a copy of which is attached hereto as Exhibit A, approving the Interim Agreement, as such order may be amended, modified or supplemented from time to time with the express written consent of the Agent, the Majority Lenders, the Borrowers and Alpha Tube and the approval of the Bankruptcy Court.

          "Interim Bankruptcy Court Order Date" means September 29, 1998.

          "Interim Agreement" has the meaning specified in the recitals to this Agreement.

          "Inventory" means, with respect to any Acme Party, all of such Acme Party's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work in process, other materials and supplies of any kind, nature or description which are or might be consumed in such Acme Party's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

          "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

          "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 7.2(f), the projections of the consolidated financial condition, results of operations and cash flow of the Parent and its Subsidiaries for the Parent's current Fiscal Year and the period commencing on the day after the Parent's current Fiscal Year and ending on December 31, 2000 (prepared on a monthly basis except for the year ending December 31, 2000 which shall be prepared on a quarterly or annual basis), delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 7.2(f).

          "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and BABC to the extent of any BABC Loan outstanding; provided that no such Agent Advance or BABC Loan shall be taken into account in determining any Lender's Pro Rata Share.

          "Letter of Credit" means a letter of credit issued or caused to be issued for the account of the Borrowers pursuant to Section 2.3.

          "Letter of Credit Fee" has the meaning specified in Section 3.5.

          "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan.

          "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/1000th of 1.0%) determined by the Agent as follows:

         LIBOR Rate  =                 LIBOR
                           -----------------
                           1.00 - Eurodollar Reserve Percentage

where:

          "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities"); and

          "LIBOR" means the rate of interest per annum (rounded upward to the next 1/16th of 1%) notified to the Agent by Bank of America as the rate of interest at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by Bank of America's applicable lending office to major banks in the London Eurodollar market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          "LIBOR Revolving Loan" or "LIBOR Rate Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

          "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including, without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property.

          "Loan Account" means the loan account of the Borrowers, which account shall be maintained by the Agent.

          "Loan Documents" means this Agreement, the Alpha Tube Guaranty, the Alpha Tube Security Agreement, the Alpha Tube Cash Flow Agreement, the Interim Agreement, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

          "Loans" means, collectively, all loans and advances provided for in
Article 2.

          "Majority Lenders" means, at any time, Lenders whose Pro Rata shares aggregate more than 50% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 50% of the aggregate principal amount of the Loans then outstanding.

          "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

          "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole or any material portion of the Collateral; (b) a material impairment of the ability of the Parent or any of its Subsidiaries to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Parent or any of its Subsidiaries of any Loan Document.

          "Maximum Revolver Amount" means $50,000,000 at any time prior to the Final Bankruptcy Court Order Date and $100,000,000 at any time on or after the Final Bankruptcy Court Order Date, in each case, as such amount may be reduced from time to time in accordance with the provisions of Section 4.8.

          "Mortgages" means all real property mortgages, leasehold mortgages, assignments of leases, mortgage deeds, deeds of trust, deeds to secure debt, security agreements, and other similar instruments now or hereafter entered into, which provide the Agent a Lien for the benefit of the Agent and Lenders, on or other interest in any portion of the Real Estate or any other real property or improvements thereon or interests therein now or hereafter owned or acquired by any Borrower or other Acme Party or which relate to any such Lien or interest.

          "Multi-employer Plan" means a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Acme Party or any ERISA Affiliate.

          "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

          "Notice of Borrowing" has the meaning specified in Section 2.2(b).

          "Notice of Conversion/Continuation" has the meaning specified in
Section 3.2(b).

          "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Acme Party to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Agent and/or any Lender in any Acme Party's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any Acme Party hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, all Revolving Loans and all debts, liabilities, and obligations now or hereafter owing from any Acme Party to the Agent and/or any Lender under or in connection with the Revolving Loans or the Letters of Credit.

          "Operating Cash Flow" means, with respect to any period, EBITDA for such period less the sum of (i) the aggregate amount of Capital Expenditures made by the Parent and its Subsidiaries during such period, (ii) the aggregate amount of bankruptcy and reorganization expenses incurred by the Parent and its Subsidiaries during such period, (iii) the excess, if any, of (x) the aggregate amount of actual cash interest payments made by the Parent and its Subsidiaries during such period over (y) the aggregate amount of cash interest payments projected to be made by the Parent and its Subsidiaries during such period under the most recent forecasts covering such period delivered to (and agreed to by) the Agent prior to the Closing Date, which reflects cash interest payments only on the Obligations, (iv) the aggregate amount of adequate protection payments made by the Parent and its Subsidiaries during such period not constituting interest included in clause (iii)(x) above for such period and (v) the aggregate amount of payments made by the Borrowers and Alpha Tube during such period with respect to reclamation claims against Alpha Tube or Alpha Tube's assets permitted to be paid under Section 9.31(v).

          "Orders" means and refers to the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order.

          "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to this Agreement or any other Loan Documents.

          "Parent" has the meaning specified in the introductory paragraph to this Agreement.

          "Participating Lender" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

          "Payment Account" means each blocked bank account established pursuant to Section 6.9, to which the funds of a Borrower (including, without limitation, proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name and under the sole dominion and control of the Agent on terms acceptable to the Agent.

          "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

          "Pending Revolving Loans" means at any time, the aggregate principal amount of all Revolving Loans requested by the Borrowers in any Notice(s) of Borrowing received by the Agent which have not yet been advanced.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Acme Party sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

          "Permitted Consignment Inventory" means Inventory acquired or disposed of in a consignment or approval transaction (x) permitted by Section 6.10 or (y) prior to the Filing Date (it being agreed that none of such Inventory shall be deemed to be Eligible Inventory).

          "Permitted Liens" means the following Liens (to the extent, with respect to any Borrower or Alpha Tube or any of its assets or properties, (x) if created, incurred or assumed by such Borrower or Alpha Tube on or after the

Filing Date the same have either been approved and authorized by the Bankruptcy Court or do not in the aggregate for all of the Borrowers and Alpha Tube (exclusive of Carve-Out Expenses and Alpha Tube Carve-Out Expenses) secure more than $10,000,000 and (y) if created, incurred or assumed by such Borrower or Alpha Tube before the Filing Date same are valid, perfected and non-avoidable in accordance with applicable law):

               (a) Liens for taxes and assessments not delinquent encumbering assets or properties of any Acme Party (other than Liens encumbering Accounts, Inventory (other than Permitted Consignment Inventory) or proceeds thereof that are prior to the Agent's Liens therein) or statutory Liens for taxes encumbering assets or properties of any Acme Party (other than Liens encumbering Accounts, Inventory (other than Permitted Consignment Inventory) or proceeds thereof that are prior to the Agent's Liens therein), provided that the payment of such taxes which are due and payable (other than those taxes owing prior to the Filing Date that cannot be paid as a result of a Borrower's or Alpha Tube's status as a debtor-in-possession) is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves to the extent required by GAAP have been established on the relevant Acme Party's books and records and a stay of enforcement of any such Lien is in effect;

               (b) the Agent's Liens;

               (c) pledges and deposits under workers' compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

               (d) Liens imposed by law securing the claims or demands (in each case, arising in the ordinary course of business) of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that the payment of such claims or demands (other than those claims or demands in existence on the Filing Date that cannot be paid as a result of a Borrower's or Alpha Tube's status as a debtor-in-possession) are not overdue by more than thirty (30) days or are being contested in good faith and by appropriate proceedings diligently pursued or for which adequate surety has been provided and, in each instance other than with respect to Liens on Real Estate, a stay of enforcement of any such Lien which arises from the nonpayment of any such claims or demands is in effect;

               (e) Reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of any Acme Party's business;

               (f) Judgment and other similar Liens arising in connection with court proceedings, provided that (A) the existence of such Liens is being contested in good faith and by proper proceedings diligently pursued, (B) reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (C) a stay of enforcement of any such Liens is in effect,
(D) the priority of any such Liens is subordinate to that of the Agent's Liens, and (E) the existence of any judgment or court proceedings upon which such Liens are based does not otherwise constitute an Event of Default under this Agreement;

               (g) Purchase Money Liens;

               (h) (1) Existing Liens, but only to the extent encumbering Collateral other than Inventory (other than Permitted Consignment Inventory), Accounts and the proceeds thereof, and (2) adequate protection Liens for Debt For Borrowed Money secured by Existing Liens as may be granted by the Bankruptcy Court, but only (i) with respect to items of plant, property and equipment and other fixed assets, in connection with the repair, removal, or replacement of components thereof, which components so repaired, removed or replaced are already subject to Existing Liens, and which replacement Liens extend only to similar components as so repaired or replaced, all in the ordinary course of the Borrowers' operations, (ii) to the extent encumbering Collateral other than Inventory, Accounts and proceeds thereof and only if such Liens are subordinate and junior in all respects to the Liens of the Agent therein or (iii) with the prior written consent of the Agent and the Majority Lenders;

               (i) with respect to the Borrowers, Carve-Out Expenses and, with respect to Alpha Tube, Alpha Tube Carve-Out Expenses (it being understood that no Person that is entitled to Carve-out Expenses or Alpha Tube Carve-Out Expenses shall be entitled to a Lien on any Collateral to secure same; and

               (j) consignment and approval transactions (and interests of other Persons) in respect of Inventory (x) permitted by Section 6.10 or (y) consummated before the Filing Date.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Acme Party sponsors or maintains or to which such Acme Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Premises" means the land identified by addresses on Schedule 8.12, together with all buildings, improvements and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which any Acme Party has any interests on the Closing Date.

          "Priority Professional Expense Cap" has the meaning specified in the definition of the term "Agreed Administrative Expense Claim Priorities."

          "Priority Professional Expenses" has the meaning specified in the definition of the term "Agreed Administrative Expense Claim Priorities."

          "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

          "Professional Expenses" has the meaning specified in the definition of the term "Agreed Administrative Expense Claim Priorities."

          "Proprietary Rights" means, with respect to an Acme Party, all of such Acme Party's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including, without limitation, those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 8.13 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

          "Purchase Money Liens" means purchase money mortgages or other purchase money Liens (including, without limitation, Capital Leases) in favor of non-Affiliates of the Acme Parties upon any fixed or capital assets hereafter acquired by any Acme Party constituting machinery and equipment, or purchase money mortgages (including, without limitation, Capital Leases) on any such assets hereafter acquired or existing at the time of acquisition of such assets by any Acme Party, whether or not assumed, so long as (i) any such Lien does not extend to or cover any other asset of the applicable Acme Party and (ii) such Lien secures only the obligation to pay the purchase price of such asset (or the obligation under such Capital Leases), interest thereon and other customary incidental obligations relating thereto only.

          "Real Estate" means all of the present and future interests of any Acme Party, as owner, lessee, or otherwise, in any real property or any improvements thereon, including, without limitation, any interest arising from an option to purchase or lease any such real property or improvements or any portion thereof.

          "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

          "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, and other than the commencement of the Case.

          "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate more than 66-2/3% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 66-2/3% of the aggregate principal amount of the Loans then outstanding.

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer or the president of any Borrower, as appropriate, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer, chief accounting officer, the controller or the treasurer of such Borrower, or any other officer having substantially the same authority and responsibility.

          "Restricted Investment" means any acquisition of property by any Acme Party in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) Equipment to be used in the business of such Acme Party so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) Inventory in the ordinary course of business; (c) current assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of such Acme Party; (d) capital advances to Wabush Mines, a Canadian joint venture, under agreements existing as of the Filing Date not to exceed $3,000,000 in the aggregate for all such advances during the period commencing on the Filing Date and ending on the date of termination of this Agreement; (e) obligations of or guaranteed by the United States of America, its agencies or government-sponsored enterprises; (f) short-term commercial bank and corporate obligations that have been accorded ratings of at least A2 or P2 by Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"), respectively; (g) money market preferred stocks which, at the date of acquisition, are accorded ratings of at least A- or A-3 by S&P or Moody's, respectively, (h) tax-exempt obligations that are accorded ratings of at least A- or A-3 (or equivalent short-term ratings) by S&P or Moody's, respectively, at the time of purchase; (i) master repurchase agreements with foreign or domestic banks having a capital surplus of not less than $250,000,000 or primary dealers so long as such agreements are collateralized with obligations of the United States of America or its agencies having maturities of no greater than two years from date of purchase at a ratio of 102% or with collateral rated at least AA or Aa2 by S&P or Moody's, respectively, at a ratio of 103% and, in either case, marked-to-market weekly and so long as such securities shall be held by a third-party agent; (j) guaranteed investment contracts and/or agreements of a bank, insurance company or other institution whose unsecured, uninsured and unguaranteed obligations (or claims-paying ability) have at the time of purchase ratings of AAA or Aaa by S&P or Moody's, respectively; (k) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having a capital surplus and undivided profits aggregating at least $50,000,000; (l) money market funds, the portfolio of which is limited to investments described in clauses (e) through (k) above; and (m) other property in an aggregate amount not to exceed $5,000,000; provided that none of the obligations or other investments described in any of clauses (e), (f), (h), (j) or (k) shall mature beyond two years from the date of acquisition thereof.

          "Revolving Loans" has the meaning specified in Section 2.2 and includes each Agent Advance and BABC Loan.

          "Settlement" and "Settlement Date" have the meanings specified in
Section 2.2(j)(i).

          "Stated Termination Date" means September 29, 2000.

          "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent. Notwithstanding the foregoing but subject to the next sentence, Tilden Iron Mining Company will not be deemed a Subsidiary of any Borrower, but shall nevertheless be an Affiliate of the Borrowers. In any event, any Person which is an Affiliate of the Parent or any Borrower that executes a Loan Document shall be a Subsidiary of the Parent and of the applicable Borrower.

          "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

          "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the confirmation date of a plan of reorganization for any of the Borrowers or Alpha Tube, provided that in the event an order of confirmation of such plan of reorganization has been entered which provides for
(A) the termination of all Lenders' Commitments and payment in full in cash of all Obligations and the cash collateralization or return of all Letters of Credit in a manner satisfactory to the Agent and the Lenders (collectively, the "Termination of the DIP Financing") on or before the effective date of such plan of reorganization (as such term is used in Section 1129 of the Bankruptcy Code) and (B) until the Termination of the DIP Financing, the continuity and priority of the Liens of the Agent in the Collateral, the superpriority administrative expense claim status of the claims of the Agent and the Lenders under the Loan Documents and the other rights and remedies of the Agent and the Lenders under the Loan Documents, in each instance, to the same extent as is provided in the Final Bankruptcy Court Order, then the effective date of such plan of reorganization, (iii) the date the Total Facility is terminated either by the Borrowers pursuant to Section 4.2 or by the Majority Lenders pursuant to Section 11.2, and (iv) the date this Agreement is otherwise terminated for any reason whatsoever.

          "Total Facility" has the meaning specified in Section 2.1.

          "UCC" means the Uniform Commercial Code (or any successor statute) of the State of New York or of any other state, the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

          "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, in each case determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "Unused Letter of Credit Subfacility" means an amount equal to $10,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

          "Unused Line Fee" has the meaning specified in Section 3.4.

     ARTICLE 1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied as used in the preparation of the Financial Statements delivered to Agent and Lenders pursuant to Section 8.6; provided that, other than with respect to the calculation or determination of any financial covenant test contained in this Agreement, if the Borrowers notify the Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

     ARTICLE 1.3 Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (a) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (b) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (i) The term "including" is not limiting and means "including, without limitation."

               (ii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

          (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (e) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

                                   ARTICLE 2

                          LOANS AND LETTERS OF CREDIT

     ARTICLE 2.1 Total Facility. Subject to all of the terms and conditions of this Agreement and subject to the Interim Bankruptcy Court Order and the entry of the Final Bankruptcy Court Order, as the case may be, the Lenders severally agree to make available a total credit facility of up to $100,000,000 (the "Total Facility") for the Borrowers' use from time to time during the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit consisting of revolving loans and letters of credit up to the Maximum Revolver Amount, as described in Sections 2.2 and 2.3.

     ARTICLE 2.2 Revolving Loans.

          (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 10 and subject to the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order, as the case may be, each Lender severally agrees, upon the Borrowers' request from time to time on any Business Day during the period from the Closing Date to but excluding the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrowers, in amounts not to exceed (except for BABC with respect to BABC Loans or Agent Advances) such Lender's Pro Rata Share of the Combined Availability. The Lenders, however, in their discretion, may elect to make Revolving Loans to the Borrowers or participate (as provided for in Section 2.3(f)) in the credit support or enhancement provided through the Agent to the issuers of Letters of Credit in excess of the Combined Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Maximum Revolver Amount or the Combined Availability or to be obligated to exceed such limits on any other occasion. If the Combined Availability is equal or less than zero, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until the Combined Availability is greater than zero, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(i). All loans (including principal, accrued interest and fees) and all other obligations owing under the Interim Agreement and related documents shall be deemed to be Revolving Loans hereunder and/or other Obligations owing under this Agreement. Subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

          (b) Procedure for Borrowing. Each Borrowing by the Borrowers shall be made upon irrevocable written notice of the Parent on behalf of the Borrowers (which notice shall be deemed a notice by all the Borrowers of such Borrowing) delivered to the Agent in the form of a Notice of Borrowing substantially in the form of Exhibit E or another form acceptable to the Agent (each, a "Notice of Borrowing") together with (if after giving effect to such Borrowing the sum of
(i) the aggregate unpaid balance of all Revolving Loans, (ii) the aggregate undrawn amount of all outstanding Letters of Credit and (iii) the aggregate amount of any unpaid reimbursement Obligations in respect of Letters of Credit shall exceed $20,000,000) a Borrowing Base Certificate reflecting sufficient Combined Availability (which must be received by the Agent (i) prior to 11:00 a.m. (New York City time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) no later than 1:00 p.m. on the requested Funding Date, in the case of Base Rate Loans), specifying:

               (A) the amount of the Borrowing (which Borrowing, in the case of a request for a LIBOR Rate Loan, shall be in the amount of $500,000 or an integral multiple of $500,000 in excess thereof);

               (B) the requested Funding Date, which shall be a Business Day;

               (C) whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans; and

               (D) the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be three months;

provided, however, that with respect to the new Borrowings to be made on the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

          (2) After giving effect to any Borrowing, there may not be more than eight (8) different Interest Periods in effect for the Borrowers in the aggregate.

          (3) With respect to any request for Base Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing, the Parent on behalf of the Borrowers may give the Agent telephonic notice of such request by the required time with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but the Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans.

       (c) Reliance upon Authority. On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the Parent on behalf of the Borrowers shall deliver to the Agent a writing setting forth (i) the account or accounts of the Borrowers to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, and (ii) the names of the officers and any other designated representatives of the Parent authorized to request Revolving Loans on behalf of the Borrowers, and shall provide the Agent with a specimen signature of each such officer and other designated representatives. The Agent shall be entitled to rely conclusively on such officer's or designated representatives' authority to request Revolving Loans on behalf of the Borrowers, the proceeds of which are to be transferred to any of the accounts specified by the Parent on behalf of the Borrowers pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers or designated representatives authorized by the Parent to make such requests on behalf of the Borrowers.

       (d) No Liability. The Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice the Agent believes in good faith to have been given by an officer duly authorized by the Parent to request Revolving Loans or for otherwise acting in good faith under this Section 2.2, and the crediting of Revolving Loans to the applicable Borrower's deposit account, or transmittal to such Person as the Parent on behalf of the Borrowers shall direct, shall conclusively establish the obligation of the Borrowers to repay such Revolving Loans as provided herein.

       (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and the Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

       (f) Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), the Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g) apply to such requested Borrowing, or (ii) to request BABC to make a BABC Loan pursuant to the terms of Section 2.2(h) in the amount of the requested Borrowing; provided, however, that if BABC declines in its sole discretion to make a BABC Loan pursuant to Section 2.2(h), the Agent shall elect to have the terms of Section 2.2(g) apply to such requested Borrowing.

       (g) Making of Revolving Loans. In the event that the Agent shall elect to have the terms of this Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(f), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.2(b), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 1:00 p.m. (New York City time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in Article 10, the Agent shall make the proceeds of such Revolving Loans available to the Borrowers on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the account of the Borrowers, designated in writing by the Parent on behalf of the Borrowers and acceptable to the Agent; provided, however, that the amount of Revolving Loans so made on any date shall in no event exceed the Combined Availability on such date.

          (i) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrowers the amount of that Lender's Pro Rata Share of the

Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Parent on behalf of the Borrowers of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. The failure of any Lender to make any Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

          (ii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to the Borrowers shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (1) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (2) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing, shall be allocated among such performing Lenders ratably based upon their relative Commitments, and shall be calculated based upon the average amount by which the aggregate Commitments of such performing Lenders exceeds the sum of outstanding Revolving Loans and the undrawn face amount of all outstanding Letters of Credit. This section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower of its duties and obligations hereunder.

       (h) Making of BABC Loans. In the event the Agent shall elect, with the consent of BABC, to have the terms of this Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), BABC shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by BABC pursuant to this Section 2.2(h) being referred to as a "BABC Loan" and such Revolving Loans being referred to collectively as "BABC Loans") available to the Borrowers on the Funding Date applicable thereto by transferring same day funds to an account of the Borrowers, designated in writing by the Parent on behalf of the Borrowers and acceptable to the Agent. Each BABC Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to BABC solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request BABC to make any BABC Loan if (i) the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the applicable conditions precedent set forth in Article 10 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Combined Availability on such Funding Date. BABC shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 10 have been satisfied or the requested Borrowing would exceed the Combined Availability on the Funding Date applicable thereto prior to making, in its sole discretion, any BABC Loan. In no event shall the aggregate outstanding principal amount of all BABC Loans at any one time exceed $6,000,000 without the prior written consent of the Lenders.

          (i) The BABC Loans shall be repayable as provided herein (including without limitation Section 2.2(j)) and secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

          (i) Agent Advances. Subject to the limitations set forth in the provisos contained in this Section 2.2(i), the Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Article 10 have not been satisfied, to make Revolving Loans to the Borrowers on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 15.7 (any of the advances described in this Section 2.2(i) being hereinafter referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke the Agent's authorization contained in this Section 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof. In no event shall the aggregate outstanding principal amount of all Agent Advances at any one time exceed $5,000,000 without the prior written consent of the Lenders.

               (i) The Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

       (j) Settlement. It is agreed that each Lender's funded portion of the Revolving Loan is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, BABC, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the BABC Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

               (i) The Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) on behalf of BABC, with respect to each outstanding BABC Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (New York City time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than BABC, in the case of BABC Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the BABC Loans and Agent Advances with respect to which Settlement is requested available to the Agent, for itself or for the account of BABC, in same day funds, to such account of the Agent as the Agent may designate, not later than 3:00 p.m. (New York City time), on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in Article 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable BABC Loan or Agent Advance and, together with the portion of such BABC Loan or Agent Advance representing BABC's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

          (ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a BABC Loan or Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from BABC or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such BABC Loan or Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such BABC Loan or Agent Advance. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Revolving Loans.

          (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any BABC Loan or Agent Advance pursuant to subsection (ii) above, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such BABC Loan or Agent Advance.

          (iv) Between Settlement Dates, the Agent, to the extent no Agent Advances or BABC Loans are outstanding, may pay over to BABC any payments received by Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans for application to BABC's other outstanding Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to BABC's other outstanding Revolving Loans other than to BABC Loans or Agent Advances, as provided for in the previous sentence, BABC shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, BABC with respect to BABC Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than BABC Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by BABC, the Agent and the other Lenders.

       (k) Notation. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the BABC Loans owing to BABC, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

       (l) Lenders' Failure to Perform. All Loans (other than BABC Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (b) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (c) the obligations of each Lender hereunder shall be several, not joint and several.

     ARTICLE 2.3 Letters of Credit.

       (a) Agreement to Cause Issuance. Subject to the terms and conditions of this Agreement and subject to the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order, as the case may be, and in reliance upon the representations and warranties of the Borrowers herein set forth, the Agent agrees to cause Letters of Credit to be issued for the joint and several account of the Borrowers and to provide credit support or other enhancement to banks acceptable to the Agent and the Borrowers (which banks shall in any event include, without limitation, Bank of America), which issue Letters of Credit for the joint and several account of the Borrowers (any such credit support or enhancement being herein referred to as a "Credit Support") in accordance with this Section 2.3 from time to time during the term of this Agreement. Upon the Closing Date, all letters of credit issued pursuant to the Interim Agreement shall constitute Letters of Credit hereunder with the same effect and status as if such Letters of Credit were originally issued pursuant to this Agreement.

       (b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (1) the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (2) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof exceed the Combined Availability at such time; or (3) such Letter of Credit has an expiration date later than the Stated Termination Date (unless on or prior to the Stated Termination Date such Letter of Credit shall be cash collateralized at 105% of the face amount of such Letter of Credit) or more than twelve (12) months from the date of its issuance.

       (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 10 and subject to the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order, as the case may be, the obligation of the Agent to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent:

          (1) The Borrowers shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance reasonably satisfactory to such proposed issuer and the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and such proposed issuer; and

          (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the proposed issuer of such Letter of Credit from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

      (d)  Issuance of Letters of Credit.

           (1) Request for Issuance. The Parent on behalf of the Borrowers shall give the Agent two (2) Business Days' prior written notice of the Borrowers' request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, that such Letter of Credit is for the joint and several account of the Borrowers, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Parent on behalf of the Borrowers shall attach to such notice the proposed form of the Letter of Credit.

           (2) Responsibilities of the Agent; Issuance. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Parent on behalf of the Borrowers pursuant to Section 2.3(d)(1), (i) the amount of the applicable Unused Letter of Credit Subfacility and (ii) the Combined Availability as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the applicable Unused Letter of Credit Subfacility and (ii) the issuance of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed the Combined Availability, the Agent shall, subject to the terms and conditions hereof, cause the intended issuer of the Letter of Credit to issue the requested Letter of Credit on such requested effective date of issuance.

           (3) Notice of Issuance. On each Settlement Date the Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

           (4) No Extensions or Amendment. The Agent shall not be obligated to cause any Letter of Credit to be extended or amended to increase the amount thereof unless the requirements of this Section 2.3(d) are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, not less than thirty (30) days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal, provided, that if all of the requirements of this Section 2.3 are met and no Default or Event of Default exists, no Lender shall decline to consent to any such extension or renewal.

      (e)  Payments Pursuant to Letters of Credit.

           (1) Payment of Letter of Credit Obligations. Each Borrower agrees jointly and severally to reimburse (i) the applicable issuer for any draw under any Letter of Credit and (ii) the Agent for the account of the Lenders upon any payment pursuant to any Credit Support immediately upon demand, and to pay the issuer of the Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against such issuer or any other Person. The Borrowers may, pursuant to Section 4.4, finance such reimbursement obligations with the proceeds of Revolving Loans.

           (2) Revolving Loans to Satisfy Reimbursement Obligations. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit or the Agent shall have made any payment pursuant to any Credit Support and the Borrowers shall not have repaid such amount to the issuer of such Letter of Credit or the Agent, as applicable, pursuant to Section 2.3(e)(1), the Agent shall, upon receiving notice of such failure, notify each Lender of such failure, and each Lender shall unconditionally pay to the Agent, for the account of such issuer or the Agent, as applicable, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Agent so notifies the Lenders prior to 1:00 p.m. (New York City time) on any Business Day, each Lender shall make available to the Agent the amount of such payment, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Agent shall constitute Revolving Loans which shall be deemed to have been requested by the Borrowers pursuant to Section 2.2 as set forth in
Section 4.7.

      (f)  Participations.

           (1) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.3(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the Letter of Credit or the Credit Support provided through the Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the amount of such Credit Support (including, without limitation, all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

           (2) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from any Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the issuer thereof payment from a Lender pursuant to Section 2.3(e)(2), the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from such Borrower in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 3:00 p.m. (New York City time) on such Business Day and otherwise on the next succeeding Business Day.

           (3) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

           (4) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any Credit Support provided through the Agent with respect to a Letter of Credit, and the obligations of the Borrowers to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever (it being understood that any such payment by the Borrowers shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrowers might have or might acquire against the issuer of a Letter of Credit as a result of the improper payment by such issuer of any draft presented with respect to such Letter of Credit or the reimbursement by the Borrowers thereof), including, without limitation, any of the following circumstances:

           (ii) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

           (iii) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

           (iv) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (v) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

           (vi) the occurrence of any Default or Event of Default.

       (g) Recovery or Avoidance of Payments. In the event any payment by or on behalf of any Acme Party received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit (or any guaranty by any Acme Party or reimbursement obligation of any Borrower relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

       (h) Compensation for Letters of Credit.

           (1) Letter of Credit Fee. Each Borrower agrees, jointly and severally, to pay to the Agent with respect to each Letter of Credit, for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.5.

           (2) Issuer Fees and Charges. Each Borrower shall jointly and severally pay to the issuer of any Letter of Credit, or to the Agent, for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

       (i) Indemnification; Exoneration; Power of Attorney.

           (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.3, each Borrower hereby agrees, jointly and severally, to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith, except that the Borrowers shall have no such liability to any Lender or the Agent for any such claims, demands, liabilities, damages, losses, costs, charges and expenses which are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of such Lender or the Agent, as the case may be. The agreement in this Section 2.3(i)(1) shall survive payments of all Obligations.

           (2) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, and the Agent, each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 2.3(i). Further, none of the foregoing shall prejudice, or constitute a waiver of, any rights the Borrowers might have as against the issuer of a Letter of Credit.

           (3) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Agent or any Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to any such Person.

           (4) Power of Attorney. In connection with all Inventory financed by Letters of Credit, each Borrower hereby appoints the Agent, or the Agent's designee, as its attorney, with full power and authority: (a) to sign and/or endorse such Borrower's name upon any warehouse or other receipts; (b) to sign such Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Agent's or such Borrower's name, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; (d) to complete in such Borrower's or the Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Agent to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Agent nor its designee, as any Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgement or mistakes of fact or law, except for acts, omissions, errors or mistakes which are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of the Agent or its designee, as the case may be. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

           (5) Account Party. Each Borrower hereby authorizes and directs any issuer of a Letter of Credit to name such Borrower as an "Account Party" therein and to deliver to the Agent, with notice thereof to the Parent on behalf of the Borrowers, all instruments, documents and other writings and property received by the issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

           (6) Control of Inventory. In connection with all Inventory financed by Letters of Credit, each Borrower will, at the Agent's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding Inventory, documents or instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into such Borrower's possession, to deliver them, upon request, to the Agent in their original form. Each Borrower shall also, at the Agent's request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

       (j) Cash Collateral. If, notwithstanding the provisions of Section 2.3(b) and Section 12.1, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination, the Borrowers shall deposit (to the extent not then on deposit with the Agent pursuant to Section 2.3(b)) with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit then outstanding, cash in the amount of 105% of the face amount of such Letter of Credit. Such deposit of cash shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding until such time as such Letters of Credit shall have been terminated or canceled and all of the Obligations owing from the Borrowers in respect of the Letters of Credit have been paid in full.

                                   ARTICLE 3

                               INTEREST AND FEES

     ARTICLE 3.1  Interest.

          (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate described in Section 3.3. Subject to the provisions of Section 3.2, any of the Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Revolving Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

               (i) For all Base Rate Revolving Loans and other Obligations (other than LIBOR Revolving Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

               (ii) For all LIBOR Revolving Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Loans will be payable in arrears on the first day of each month hereafter and at maturity (whether by acceleration or otherwise); provided that interest accrued on all LIBOR Revolving Loans having an Interest Period of one, two or three months will be payable in arrears on the last day of the Interest Period therefor and interest accrued on all LIBOR Revolving Loans having an Interest Period of six months will be payable in arrears on the date which occurs three months after the initial date of the Interest Period therefor and on the last day of the Interest Period therefor and, in each instance under this proviso, at maturity (whether by acceleration or otherwise).

          (b) Default Rate. If any Event of Default occurs and is continuing and the Majority Lenders in their discretion so elect, then, while any such Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

      ARTICLE 3.2 Conversion and Continuation Elections. The Parent on behalf of the Borrowers may, upon irrevocable written notice to the Agent in accordance with Subsection 3.2(b):

               (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any such Loans (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Rate Loans; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrowers to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

          (b) The Parent on behalf of the Borrowers shall deliver a Notice of Conversion/Continuation (substantially in the form of Exhibit F or another form acceptable to the Agent) (each, a "Notice of Conversion/Continuation") to be received by the Agent not later than 11:00 a.m. (New York City time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

               (i) the proposed Conversion/Continuation Date;

               (ii) the aggregate amount of Loans to be converted or renewed;

               (iii) the type of Loans resulting from the proposed conversion or continuation; and

               (iv) the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrowers have failed to timely select a new Interest Period to be applicable to LIBOR Rate Loans or if any Event of Default then exists, the Borrowers shall be deemed (without the giving of a Notice of Conversion/Continuation) to have elected to convert such LIBOR Rate Loans into Base Rate Revolving Loans effective as of the expiration date of such Interest Period.

          (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

          (e) During the existence of an Event of Default, the Borrowers may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

          (f) After giving effect to any conversion or continuation of Loans, there may not be more than eight (8) different Interest Periods in effect with respect to the Borrowers in the aggregate.

     ARTICLE 3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by the Lenders under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Parent on behalf of the Borrowers such excess.

     ARTICLE 3.4 Unused Line Fee. Until the Obligations have been paid in full and this Agreement is terminated, the Borrowers agree, jointly and severally, to pay, on the first day of each month and on the Termination Date, to the Agent, for the ratable account of the Lenders, an unused line fee (the "Unused Line Fee") equal to three-eighths of one percent (0.375%) per annum on the amount by which the average daily Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans, the average daily aggregate undrawn face amount of all outstanding Letters of Credit plus the average daily aggregate amount of any unpaid reimbursement Obligations in respect of Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Agent on account of Accounts or as proceeds of other Collateral shall be deemed to be credited to the Borrowers' Loan Account immediately upon receipt for purposes of calculating the unused line fee pursuant to this Section 3.4.

     ARTICLE 3.5 Letter of Credit Fee. The Borrowers agree, jointly and severally, to pay to the Agent, for the ratable account of the Lenders, for each Letter of Credit (including, without limitation, each letter of credit issued pursuant to the Interim Agreement), a fee (the "Letter of Credit Fee") equal to one and three-quarter percent (1.75%) per annum of the outstanding undrawn face amount of each Letter of Credit, plus all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" required to be paid by the Agent to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit. The Letter of Credit Fee shall be payable by the Borrowers monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. If any Event of Default occurs and is continuing, then the Letter of Credit Fee shall be three and three-quarter percent (3.75%) per annum (plus bank charges) and shall be payable on demand.

     ARTICLE 3.6 Collateral Management Fee. The Borrowers agree, jointly and severally, to pay to the Agent, for its own account, on each anniversary of the Interim Bankruptcy Court Order Date a collateral management fee in the amount of $100,000. This fee, and all other fees hereunder, shall be fully earned and non-refundable upon payment.

     ARTICLE 3.7 Accommodation Fee. The Borrowers agree, jointly and severally, to pay to the Agent, for its own account, on the Closing Date an accommodation fee in the amount of $165,000. Such fee shall be fully earned and non-refundable upon payment.

                                   ARTICLE 4

                            PAYMENTS AND PREPAYMENTS

     ARTICLE 4.1 Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Revolving Loans prepaid by any Borrower prior to the expiration date of the Interest Period applicable thereto, the Borrowers promise to pay, jointly and severally, to the Agent for account of the Lenders the amounts described in Section 5.4. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers promise to pay to the Agent, for the account of the Lenders, the amount, without duplication, by which the Combined Availability is less than zero (such payment to be applied first to outstanding Base Rate Revolving Loans until paid in full with any remaining portion of such payment to be held by the Agent as cash collateral for the payment of the Obligations on terms acceptable to the Agent to be applied by the Agent to other Base Rate Revolving Loans or at the end of the respective Interest Periods therefor LIBOR Rate Loans; provided that if there shall exist an Event of Default such cash collateral may be immediately applied by the Agent to the payment of any Obligations).

     ARTICLE 4.2 Termination of Facility. The Borrowers may jointly (but not individually) terminate this Agreement upon at least thirty (30) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit (or delivery to the Agent of cash collateral therefor under terms acceptable to the Agent), (b) the payment in full in cash of all other Obligations together with accrued interest thereon, and (c) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.4.

     ARTICLE 4.3 Payments by the Borrowers. All payments to be made by any Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by any Borrower shall be made to the Agent for the account of the Lenders at the Agent's address set forth in
Section 15.8, and shall be made in Dollars and in immediately available funds, no later than 3:00 p.m. (New York City time) on the date specified herein. Any payment received by the Agent later than 3:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (a) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (b) Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     ARTICLE 4.4 Payments as Revolving Loans. All payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 15.7, may be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by the Borrowers pursuant to Section 2.2 or a deemed request as provided in this Section 4.4. Each Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying principal, interest, reimbursement Obligations in connection with Letters of Credit, fees, premiums and other sums due and payable hereunder by the Borrowers, including reimbursing expenses pursuant to Section 15.7, and agrees that all such amounts charged shall constitute Revolving Loans (including BABC Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by the Borrowers pursuant to Section 2.2.

     ARTICLE 4.5 Apportionment and Application and Reversal of Payments. Aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of all Revolving Loans, including BABC Loans and Agent Advances; fourth, to pay or prepay principal of the BABC Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than BABC Loans and Agent Advances) and unpaid reimbursement Obligations in respect of Letters of Credit; and sixth, to the payment of any other Obligation due to the Agent or any Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default is outstanding, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan, except on the expiration date of the Interest Period applicable to any such LIBOR Revolving Loan. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j).

     ARTICLE 4.6 Indemnity for Returned Payments. If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender, and the Borrowers shall be liable, jointly and severally, to pay to the Agent, and hereby do indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 4.6 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.6 shall survive the termination of this Agreement.

     ARTICLE 4.7 Agent's and Lenders' Books and Records; Monthly Statements. Each Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Parent on behalf of the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within six (6) months after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

     ARTICLE 4.8 Reductions of Maximum Revolver Amount. The Maximum Revolver Amount may be reduced at any time in integral multiples of $5,000,000 at the option of the Borrowers, upon not less than seven (7) Business Days' prior written notice to the Agent, without penalty but subject to compliance with the mandatory prepayment requirements set forth herein; provided, that the Maximum Revolver Amount shall not be reduced below $50,000,000. The Commitments of each Lender shall be reduced on a pro rata basis in connection with any such reduction such that the aggregate Commitments of all the Lenders shall be equal to the Maximum Revolver Amount as reduced pursuant to this Section.


                                   ARTICLE 5

                     TAXES, YIELD PROTECTION AND ILLEGALITY

     ARTICLE 5.1 Taxes. Subject to Section 5.1(f), any and all payments by any Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender solely as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from the Agent or such Lender having executed, delivered, enforced, performed its obligations under or received payments under this Agreement or any Loan Document) (all such non-excluded Taxes being hereafter referred to collectively as "Non-Excluded Taxes"). In addition, the Borrowers shall, jointly and severally, pay all Other Taxes.

          (a) Subject to Section 5.1(f), each Borrower agrees, jointly and severally, to indemnify and hold harmless each Lender and the Agent for the full amount of Non-Excluded Taxes or Other Taxes (including any Taxes or Other Taxes, whether or not Non-Excluded Taxes, imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Lender or the Agent makes written demand therefor.

          (b) If any Borrower shall be required by law to deduct or withhold any Non-Excluded Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

               (i) the sum payable shall be increased (the amount of such increase, an "additional amount") as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii) such Borrower shall make such deductions and withholdings;
and

               (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

          (c) Within thirty (30) days after the date of any payment by any Borrower of Non-Excluded Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

          (d) If any Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

          (e) For any period with respect to which a Lender (or the Agent on behalf of a Lender) has failed to provide a Borrower with the appropriate form pursuant to Section 14.10 (unless such failure is due to a change in law), such Lender (or Agent) shall not be entitled to indemnification under this Section
5.1 with respect to Taxes imposed by the United States; provided, however, that should a Lender which is otherwise exempt from withholding tax become subject to Taxes because of its failure to provide a form required hereunder, such Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (f) If a Lender (or the Agent on behalf of a Lender) receives a refund of, or in respect of, any Non-Excluded Taxes for which a Borrower has paid additional amounts pursuant to Section 5.1(c), such Lender shall as promptly as possible pay to such Borrower an amount equal to such refund.

     ARTICLE 5.2 Illegality. If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Parent on behalf of the Borrowers through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Agent and the Parent on behalf of the Borrowers that the circumstances giving rise to such determination no longer exist; provided that such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office with respect to LIBOR Rate Loans if such change would permit it to lawfully maintain such LIBOR Rate Loan and if such change would not in the judgment of such Lender be otherwise disadvantageous to such Lender.

          (a) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon their or the Parent's receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrowers are required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, such Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

     ARTICLE 5.3 Increased Costs and Reduction of Return. If any Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

          (a) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Parent on behalf of the Borrowers through the Agent, the Borrowers shall, jointly and severally, pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

          (b) If any Lender requests compensation under subsection (a) or (b) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office which would eliminate or reduce amounts payable pursuant to subsection
(a) or (b) of this Section, if such change would not in the judgment of such Lender be otherwise disadvantageous to such Lender.

          (c) Failure or delay on the part of any Lender to demand compensation pursuant to subsection (a) or (b) of this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to subsection (a) or (b) of this Section for any costs incurred more than 180 days prior to the date that such Lender notifies the Parent on behalf of the Borrowers of the event giving rise to such costs and of such Lender's intention to claim compensation therefor.

     ARTICLE 5.4 Funding Losses. The Borrowers shall, jointly and severally, reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

          (a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Rate Loan;

          (b) the failure of the Borrowers to borrow, continue or convert a Loan after the Borrowers have given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (c) the prepayment or other payment (including after acceleration thereof) of a LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

     ARTICLE 5.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Parent on behalf of the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrowers do not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

     ARTICLE 5.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Parent on behalf of the Borrowers (with a copy to the Agent) within 90 days of demand a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

     ARTICLE 5.7 Survival. The agreements and obligations of the Borrowers in this Article 5 shall survive the payment of all other Obligations.

     ARTICLE 5.8 Replacement of Lenders. If the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.1, or if any Lender requests compensation under Section 5.3, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.3 with the Borrowers or the assignee being liable to pay the Agent the processing fee referred to in such Section), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Agent, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit and Credit Support, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for payments required to be made pursuant to Section 5.1 or compensation under Section 5.3, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. In no event may the Borrowers replace a Lender which is also an issuer of a Letter of Credit or Credit Support or whose Affiliate has issued a Letter of Credit or Credit Support unless (x) all Letters of Credit and Credit Support issued by such Lender and its Affiliates have expired or have been terminated or canceled and such Lender and/or Affiliate, as the case may be, shall have been reimbursed for all payments made by it under the Letters of Credit and Credit Support issued by it or (y) such Lender and/or Affiliate, as the case may be, shall have been indemnified in a manner satisfactory to it for any outstanding Letters of Credit and Credit Support issued by it and other obligations, absolute or contingent, with respect to Letters of Credit and Credit Support issued by it. Further, in no event may the Borrowers replace a Lender which is also the Agent.




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


                                   ARTICLE 6

                    COLLATERAL; ADMINISTRATIVE SUPERPRIORITY

     ARTICLE 6.1 Grant of Security Interest. As security for all present and future Obligations, each Borrower hereby grants to the Agent, for the ratable benefit of the Agent and the Lenders, a continuing security interest in, lien on, and right of set-off against, all of the following property of such Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                 (i)    all Accounts;

                 (ii)   all Inventory;

                 (iii) all contract rights, letters of credit, chattel paper, instruments, notes, documents, and documents of title;

                 (iv)   all General Intangibles;

                 (v)    all Equipment;

                 (vi) all money, investment property, securities, security entitlements, securities accounts and other property of any kind of such Borrower, including, without limitation, any capital stock or equity interests in any Subsidiaries of such Borrower;

                 (vii) all deposit accounts, credits and balances with and other claims against the Agent or any Lender or any of its affiliates or any other financial institution in which such Borrower maintains deposits;

                 (viii) all books, records and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

                 (ix) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with the property or interests therein covered by the Orders, and all other property of any Borrower or other Person (including, without limitation, Alpha Tube) in which the Agent or any Lender may at any time be granted a Lien to secure any or all of the Obligations, is herein collectively referred to as the "Collateral."

          (b) As security for all Obligations, the Orders create a Lien in favor of the Agent, for the ratable benefit of the Agent and the Lenders, on all real property, improvements thereon and interests therein now or hereafter owned or acquired by the Borrowers and Alpha Tube. To more fully effectuate such Lien, the Borrowers shall (and shall cause Alpha Tube to), to the extent requested at any time during the term of this Agreement by the Agent or the Majority Lenders, execute and deliver to the Agent Mortgage(s).

          (c) All of the Obligations shall be secured by all of the Collateral.

          (d) Each Borrower hereby agrees that the Obligations shall constitute allowed administrative expense claims in its respective Case having priority pursuant to Section 364(c)(1) of the Bankruptcy Code over all administrative expense claims and unsecured claims against such Borrower now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expense claims of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses, the establishment of which super-priority shall have been approved and authorized by the Bankruptcy Court. Each of the Borrowers hereby represents and warrants that the Obligations of Alpha Tube constitute allowed administrative expense claims in Alpha Tube's Case subject, as to priority, only to the Alpha Tube Carve-Out Expenses, the establishment of which super-priority shall have been approved and authorized by the Bankruptcy Court.


          (e) The Agent's Liens and the super-priority administrative expense claim granted pursuant to clause (d) above have been independently granted by the Loan Documents, and may be independently granted by other Loan Documents heretofore or hereafter entered into. The Agent's Liens and the super-priority administrative expense claim granted pursuant to clause (d) above, this Agreement, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order and the other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Lenders and the Agent hereunder and thereunder are cumulative. In the event of a direct conflict between the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, on the one hand, and any other Loan Document, on the other hand, the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, shall control.




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


          (f) The Agent agrees that, with respect to any Liens of the Agent in any item or items of Collateral (other than Accounts, Inventory or proceeds thereof) which is also encumbered by a Permitted Lien described in clause (h)(1) of such definition, the Agent's Lien therein shall be subordinate and junior in all respects to such Permitted Lien therein and the Agent shall not exercise any of its rights or remedies to foreclose or otherwise realize upon such item or items of Collateral unless (i) the relevant Debt For Borrowed Money secured by such Permitted Lien on such item or items of Collateral is paid in full or (ii) the Agent obtains the prior written consent of the requisite holders of such Debt For Borrowed Money; provided that the foregoing shall in no event prohibit the Agent from receiving the proceeds of any such Collateral as a junior lienholder therein in connection with the exercise of rights or remedies with respect to such Collateral by the holder of any such Permitted Lien.

     ARTICLE 6.2 Perfection and Protection of Security Interest. Each Borrower shall, at its expense, perform all steps requested by the Agent at any time to more fully effectuate, maintain, protect, and enforce the Agent's Liens, including, without limitation, at the request of the Agent: (i) executing, delivering and/or filing and recording of the Mortgage(s) and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; (ii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (iv) when an Event of Default exists and is continuing, transferring Inventory to warehouses designated by the Agent; (v) placing notations on such Borrower's books of account to disclose the Agent's security interest; (vii) delivering to the Agent all letters of credit on which such Borrower is named beneficiary; and (viii) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without any Borrower's signature, one or more financing statements disclosing the Agent's Liens. Each Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          (a) If any Inventory is at any time in the possession or control of any warehouseman, bailee or any of any Borrower's or Alpha Tube's agents or processors, then such Borrower shall (or shall cause Alpha Tube, as appropriate, to) notify the Agent thereof and shall notify such Person of the Agent's security interest in such Inventory and, upon the Agent's request, instruct such Person to hold all such Inventory for the Agent's account subject to the Agent's instructions (provided that, with respect to (x) consignments of Inventory by the Borrowers and Alpha Tube or (y) shipments of Inventory by the Borrowers and Alpha Tube to processors, involving less than $1,000,000 of Inventory with any customer or processor and less than $2,500,000 of Inventory in the aggregate for all consignments by the Borrowers and Alpha Tube and shipments by the Borrowers and Alpha Tube to processors, no such notice or instructions to such Person shall be required unless requested by the Agent during the existence of an Event of Default). If at any time any Inventory is located on any operating facility of a Borrower or Alpha Tube which is not owned by such Borrower or Alpha Tube, as appropriate, then such Borrower shall (or shall cause Alpha Tube, as appropriate, to), at the request of the Agent, obtain written waivers, in form and substance reasonably satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Inventory.

          (b) From time to time, each Borrower shall (or shall cause Alpha Tube, as appropriate, to), upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral with respect to such Borrower or Alpha Tube, as appropriate, but such Borrower's or Alpha Tube's failure to do so shall not affect or limit the Agent's security interest or the Agent's other rights in and to the Collateral with respect to such Borrower or Alpha Tube. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Combined Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

          (c) Notwithstanding anything to the contrary contained herein or elsewhere:

               (i) The Agent's Liens shall be deemed valid and perfected by entry of the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order, as the case may be. The Agent and the Lenders shall not be required to file any financing statements, mortgages, notices of lien or similar instruments in any jurisdiction or filing office, or to take possession of any Collateral or to take any other action in order to validate or perfect the Liens granted by or pursuant to this Agreement, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order or any other Loan Document. If the Agent or the Majority Lenders shall, in its or their sole discretion, from time to time elect to file any such financing statements, mortgages, notices of lien or similar instruments, take possession of any Collateral or take any other action to further validate the perfection of all or any portion of the Agent's Liens, all such documents and actions shall be deemed to have been filed or recorded or taken at the time and on the Interim Bankruptcy Court Order Date.

               (ii) The Liens, lien priorities, super-priority administrative expense claims and other rights and remedies granted to the Agent and the Lenders pursuant to this Agreement, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order or the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens provided for herein and therein, and the administrative expense claim priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by any Borrower or Alpha Tube (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by dismissal or conversion of the Case, or by any other act or omission whatsoever. Without limiting the generality of the foregoing, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

                    (A) except for the Carve-Out Expenses and Alpha Tube Carve-Out Expenses, no costs or expenses of administration which have been or may be incurred in the Case or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of any Lenders, Bank of America or the Agent against any Borrower or Alpha Tube in respect of any Obligation;

                    (B) the Agent's Liens shall constitute valid and perfected first priority Liens subject and subordinate only, (x) in the case of the Agent's Liens encumbering Collateral not consisting of Inventory (other than Permitted Consignment Inventory), Accounts and the proceeds thereof, to Permitted Liens described in clause (a), (d), (e), (g), (h), (i) and (j) of the definition thereof, (y) in the case of the Agent's Liens encumbering Collateral consisting of Inventory (other than Permitted Consignment Inventory), Accounts and the proceeds thereof (other than the foregoing under this clause (y) owned by Alpha Tube), Carve-Out Expenses and (z) in the case of the Agent's Liens encumbering Collateral of Alpha Tube consisting of Inventory (other than Permitted Consignment Inventory), Accounts and the proceeds thereof, Alpha Tube Carve-Out Expenses, and in each case under clauses (x), (y) and (z) above shall be prior to all other Liens, now existing or hereafter arising, in favor of any other creditor or other Person; and

                    (C) the Agent's Liens shall continue to be valid and perfected without the need for the Agent to file financing statements or mortgages or to otherwise perfect the Agent's Liens under applicable nonbankruptcy law.





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


     ARTICLE 6.3 Location of Inventory. Each Borrower represents and warrants to the Agent and the Lenders that: (a) Schedule 6.3 is a true and correct list of such Borrower's and each of its Subsidiaries' chief executive office, the location of its books and records, the locations of the Inventory (other than Inventory in transit and other than consigned Inventory or Inventory located at processors described in the proviso below), and the locations of all of its other places of business; and (b) Schedule 6.3 correctly identifies any of such facilities and locations that are not owned by such Borrower or such Subsidiary, as applicable, and sets forth the names of the owners and lessors or sublessors (with respect to locations not owned, leased or subleased by any Borrower or Alpha Tube, if known to such Borrower) of and, if known to such Borrower, the holders of any mortgages on, such facilities and locations. Each Borrower covenants and agrees that it will not (and will cause each of its Subsidiaries not to) (i) maintain any Inventory at any location other than those locations listed for such Borrower or such Subsidiary, as applicable, on Schedule 6.3 (other than Inventory in transit and other than consigned Inventory or Inventory located at processors described in the proviso below), (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 6.3, unless (with respect to (i), (ii) and (iii) above and, as to the execution of financing statements and other documents requested by the Agent as provided below, also with respect to consigned Inventory and Inventory located at processors described in the proviso below) it gives the Agent at least thirty (30) days' prior written notice thereof (at least three (3) Business Days' prior written or oral notice with respect to consigned Inventory and Inventory located at processors) (any such notice timely received by the Agent to be deemed an amendment to Schedule 6.3) (provided that with respect to (x) consignments of Inventory by the Borrowers and Alpha Tube or (y) shipments of Inventory by the Borrowers and Alpha Tube to processors, (1) involving less than $1,000,000 of Inventory with any customer or processor and less than $2,500,000 of Inventory in the aggregate for all consignments by the Borrowers and Alpha Tube and shipments by the Borrowers and Alpha Tube to processors or (2) to facilities and locations as to which notice has been given subsequent to the monthly update referred to below or which appears on the most recent such monthly update, no such three (3) Business Days' notice shall be required, but the Borrowers shall nevertheless be required to provide to the Agent a written update in form and substance satisfactory to the Agent no less often than monthly indicating all locations of consigned Inventory or Inventory located at processors (which update shall constitute notice to the Agent of the location of such consigned Inventory or Inventory located at processors as required above)), and executes (or, if applicable, causes its relevant Subsidiary to execute) any and all financing statements and other documents that the Agent requests in connection therewith.




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


     ARTICLE 6.4 Title to, Liens on, and Sale and Use of Collateral. Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of its and its Subsidiaries' Collateral is and will continue to be owned by such Borrower or the relevant Subsidiary, as applicable, free and clear of all Liens whatsoever, except for Permitted Liens;
(b) the Agent's Liens in such Collateral will not be subject to any prior Lien other than Permitted Liens described in clause (a) (such prior Liens in such clause (a) not encumbering any Inventory (other than Permitted Consignment Inventory), Accounts or proceeds thereof), (d), (e), (g), (h), (i) or (j) of the definition thereof; (c) such Borrower will (and will cause each of its Subsidiaries to) use, store, and maintain such Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) such Borrower will not (and will cause each of its Subsidiaries not to) except as otherwise permitted by this Agreement, without the Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of such Collateral except for sales of Inventory in the ordinary course of business and sales of Equipment as permitted by Section 6.11. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

     ARTICLE 6.5 Appraisals. Whenever an Event of Default exists, and at such other times not more frequently than once a year as the Agent requests, each Borrower shall (and shall cause each of its Subsidiaries to), at its expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of its Collateral from an appraiser, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.



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



     ARTICLE 6.6 Access and Examination; Confidentiality. The Agent, accompanied by any Lender which so elects, may, upon reasonable notice (and without notice when a Default or Event of Default exists), at all reasonable times during regular business hours (and at any time when a Default or Event of Default exists) have access to, examine, audit, make extracts from or copies of and inspect any or all of each Borrower's and its Subsidiaries' records, files, and books of account and the Collateral, and discuss each Borrower's and its Subsidiaries' affairs with each Borrower's and its Subsidiaries' officers and management. Each Borrower will (and will cause each of its Subsidiaries to) deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for each Borrower and its Subsidiaries. If any of a Borrower's or any of its Subsidiaries' records or reports of the Collateral are prepared by an accounting service or other agent, such Borrower hereby authorizes (and shall cause each of its Subsidiaries to authorize) and, upon the request of the Agent, shall cause such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders, and/or, as the Agent shall choose, provide access to the Agent thereto. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrowers' expense, make copies of all of any Borrower's and its Subsidiaries' books and records, or require such Borrower to deliver (or cause to be delivered) such copies to the Agent. The Agent may, without expense to the Agent, use such of each Borrower's respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.




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


          (a) Each Borrower agrees that, subject to such Borrower's or Subsidiary's, as the case may be, prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, the Agent and each Lender may use such Borrower's or such Subsidiary's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. The Agent and each Lender agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Agent or such Lender by or on behalf of such Borrower, under this Agreement or any other Loan Document, and neither the Agent, nor such Lender nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or any Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than such Borrower or Subsidiary, provided that such source is not bound by a confidentiality agreement with such Borrower or Subsidiary known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information
(1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participating Lender or assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participating Lender or assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which such Borrower or Alpha Tube is party or is deemed party with the Agent or such Lender; and (9) to its Affiliates.



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



     ARTICLE 6.7 Collateral Reporting. Each Borrower shall provide the Agent with the following documents at the following times in form satisfactory to the
Agent: (a) on a monthly basis, or more frequently if requested by the Agent, a schedule of such Borrower's and its Subsidiaries' respective Accounts created since the last such schedule; (b) on a monthly basis, an aging of such Borrower's and its Subsidiaries' respective Accounts, together with a reconciliation to the previous month's aging of such Borrower's and its Subsidiaries' respective Accounts and to such Borrower's and its Subsidiaries' respective general ledger; (c) upon request, on a monthly basis, an aging of such Borrower's and its Subsidiaries' respective accounts payable including amounts on deposit with vendors; (d) on a monthly basis (or more frequently if requested by the Agent), within fifteen Business Days of the last day of each month, Inventory reports by category, with additional detail showing additions to and deletions from the Inventory (provided that if during such month no Loans were made or Letters of Credit were issued against Inventory of any Borrower (based upon the methodology set forth in the parenthetical at the end of clause
(a) of the defined term Combined Availability) such report need only be a summary report of Inventory); (e) upon request, copies of invoices in connection with such Borrower's and its Subsidiaries' respective Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Borrower's and its Subsidiaries' respective Accounts and for Inventory and Equipment acquired by such Borrower or any of its Subsidiaries, purchase orders and invoices; (f) upon request, a statement of the balance of each of the Intercompany Accounts; (g) such other reports as to the Collateral of such Borrower and its Subsidiaries as the Agent shall reasonably request from time to time; (h) on a weekly basis, within six (6) Business Days following each Sunday, a Borrowing Base Certificate (to include an update of gross Accounts on a roll forward basis and at least once a month a detailed calculation of ineligible Accounts and Inventory); and
(i) with the delivery of each of the foregoing, a certificate of such Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing.

     ARTICLE 6.8 Accounts. Each Borrower hereby represents and warrants to the Agent and the Lenders, with respect to such Borrower's and its Subsidiaries' respective Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Borrower or the relevant Subsidiary, as applicable, or rendition of services by such Borrower or the relevant Subsidiary, as applicable, in the ordinary course of such Borrower's or such Subsidiary's respective business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without at the time of creation of each such Account any offset, deduction, defense, or counterclaim known to such Borrower except those reported to the Agent and the Lenders pursuant to this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent and the Lenders in accordance with this Agreement or properly reflected in a Borrowing Base Certificate; (iv) each copy of an invoice delivered to the Agent by such Borrower or any of its Subsidiaries at the request of the Agent will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in each invoice will have been delivered to the Account Debtor and all services of such Borrower or the relevant Subsidiary, as applicable, described in each invoice will have been performed.

          (a) Neither any Borrower nor any of its Subsidiaries shall re-date any invoice or sale or make sales on extended dating beyond that customary in such Borrower's or the relevant Subsidiary's, as applicable, business or modify any Account or extend any Account beyond 90 days from invoice date without the Agent's prior written consent. If any Borrower becomes aware of any matter adversely affecting the collectability of any Account or Account Debtor involving an amount greater than $1,000,000, including information regarding the Account Debtor's creditworthiness, such Borrower will promptly so advise the Agent.

          (b) Neither any Borrower nor any of its Subsidiaries shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Agent's written consent. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and such Borrower will promptly deliver or cause to be delivered such instrument to the Agent, endorsed by such Borrower or the relevant Subsidiary, as applicable, to the Agent in a manner satisfactory in form and substance to the Agent.



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          (c) Each Borrower shall notify the Agent promptly of all disputes and claims in excess of $1,000,000 individually, or $5,000,000 in the aggregate with any Account Debtor, and agrees (and shall cause each of its Subsidiaries to agree) to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted by any Borrower or any of its Subsidiaries to any such Account Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of such Borrower's or the relevant Subsidiary's, as applicable, business when no Event of Default exists hereunder. Each Borrower shall send (or cause to be sent) the Agent a copy of each credit memorandum in excess of $1,000,000 as soon as issued. The Agent may, and at the direction of the Required Lenders shall, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Required Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Borrowers' Loan Account with only the net amounts received by the Agent in payment of any Accounts.

          (d) Each Borrower shall immediately report (or cause to be reported) to the Agent any return involving an amount in excess of $1,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory in excess of $250,000 to any Borrower or any of its Subsidiaries when an Event of Default exists, such Borrower, upon request of the Agent, shall (and shall cause such Subsidiary to): (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of its other property;
(iii) dispose of the returned Inventory solely according to the Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.



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


     ARTICLE 6.9 Collection of Accounts; Payments. The Borrowers shall have established on or prior to the Closing Date lock-box services for the establishment of Payment Accounts and for collections of Accounts and other Collateral at banks reasonably acceptable to the Agent and pursuant to documentation satisfactory to the Agent (including that such documentation shall provide for such Payment Accounts and all amounts deposited therein to be subject to the first priority and sole Lien of the Agent for the benefit of the Agent and the Lenders). The Borrowers shall instruct all Account Debtors to make all payments directly to the addresses established for such lock-box services. If, notwithstanding such instructions, any Borrower receives any proceeds of Accounts or if any Borrower receives any payments on account of any other Collateral or any other payments of any source, it shall receive such payments as the Agent's trustee, and shall immediately (and not less often then daily) deposit such payments into the applicable Payment Account. All collections and other payments received in any such lock-box or Payment Account or directly by the Borrowers and all funds in any Payment Account or other account to which such collections or payments are deposited shall be subject to the Agent's sole dominion and control. Each Payment Account shall be governed by an agreement among the relevant Borrower, the depository bank (which bank shall be acceptable to the Agent) and the Agent, in form and substance acceptable to the Agent which shall provide, among other things, that (i) after the occurrence of an Event of Default or (ii) if Combined Availability is below $20,000,000, the Agent shall have the right to notify the depository bank that all amounts deposited in such Payment Account shall thereafter be transferred to an account of the Agent on a daily basis. All payments so received by the Agent would be credited to the Borrowers' Loan Account on the date on receipt of good funds, if such good funds are received by 2:00 p.m. (New York City time) on such day and if received by the Agent after such time on the next Business Day. The Agent or the Agent's designee may, at any time after the occurrence and during the continuance of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Borrowers' Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, the Borrowers, at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office lock-box in which collections of Accounts are received. The Parent agrees to collect from Alpha Tube on a daily basis all of the cash of Alpha Tube unless such collection is prohibited by the terms of the Alpha Tube Cash Flow Agreement.



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


          (a) If sales of Inventory are made for cash, each Borrower shall immediately deliver to the Agent or deposit into a Payment Account the cash which such Borrower receives.

          (b) All payments, including immediately available funds received by the Agent at a bank designated by it, received by the Agent on account of Accounts or as proceeds of other Collateral will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Borrowers' Loan Account (conditional upon final collection) on the date of receipt of good funds by the Agent if such good funds are received prior to 2:00 p.m. (New York City time) on such date and otherwise one (1) Business Day after such date of receipt; provided, however, that such payments shall be deemed to be credited to the Borrowers' Loan Account immediately upon receipt for purposes of (i) determining Combined Availability, (ii) calculating the unused line fee pursuant to Section 3.4, and (iii) calculating the amount of interest to be distributed by the Agent to the Lenders (but not the amount of interest payable by the Borrowers). Any amounts remaining in the Borrowers' Loan Account in excess of the then outstanding Obligations shall upon the request of the Parent on behalf of the Borrowers be remitted to the Parent on behalf of the Borrowers.

          (c) In the event the Borrowers repay all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Borrowers' Loan Account one (1) Business Day after the Agent's receipt of such funds unless such funds are received by the Agent prior to 11:00 a.m. (New York City time) on the date of the Agent's receipt thereof, in which case such funds shall be credited (conditional upon final collection) to the Borrowers' Loan Account on the date of such receipt.




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


     ARTICLE 6.10 Inventory; Perpetual Inventory. Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by such Borrower and each of its Subsidiaries is and will be held for sale or lease (and in the case of raw materials and work in process for further processing into finished goods to be held for sale), or to be furnished in connection with the rendition of services, in the ordinary course of such Borrower's or such Subsidiary's, as applicable, business. Each Borrower will keep (and will cause each of its Subsidiaries to keep) its Inventory in all material respects in good and marketable condition, at its own expense. Neither any Borrower nor any of its Subsidiaries will acquire or accept any inventory on consignment or approval (none of which Inventory shall in any event be Eligible Inventory), without the prior written consent of the Agent, unless the Agent has received a copy of the agreement or instrument pursuant to which such Inventory is so acquired or accepted and an agreement or instrument reasonably satisfactory to the Agent pursuant to which the Person from which such Inventory is acquired or accepted agrees that any Liens that may arise in respect of such Inventory does not extend to the proceeds thereof (provided that in no event may the Borrowers or any of their respective Subsidiaries acquire, accept or hold any inventory on consignment or approval in an aggregate amount for the Parent and its Subsidiaries in excess of $10,000,000 at any one time without the prior written consent of the Agent). Each Borrower agrees that all Inventory produced in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrowers will conduct (or cause to be conducted) a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests. The Borrowers will at all times maintain (and will cause each of their respective Subsidiaries at all times to maintain) Inventory records in no less detail as such records are maintained by the Borrowers and their respective Subsidiaries on the Closing Date. During the continuance of an Event of Default, the Borrowers will not (and will cause their respective Subsidiaries not to), without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis and no such Inventory sold on any such basis will be deemed to be Eligible Inventory. Any inventory of others which is on the premises of any Borrower for processing, cutting, manufacturing, finishing or otherwise, shall be segregated and shall not be reported or included on any Borrowing Base Certificate as Inventory or Eligible Inventory of such Borrower. The Borrowers represent and warrant to the Agent and the Lenders that the aggregate amount of all inventory subject to consignment or approval transactions consummated before the Filing Date did not, as of the Filing Date, exceed $10,000,000 with respect to inventory sold or transferred by any Borrower or any of its Subsidiaries on a consignment or approval basis and $10,000,000 with respect to inventory acquired or accepted by any Borrower or any of its Subsidiaries on a consignment or approval basis.



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


     ARTICLE 6.11 Equipment. Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that the Equipment owned by such Borrower and each of its Subsidiaries is and will be used or held for use in such Borrower's or such Subsidiary's respective business, and is and will in all material respects be fit for such purposes. Each Borrower shall (and shall cause each of its Subsidiaries to) keep and maintain its Equipment used or useful in its business in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof, all in accordance with past practices.

          (a) Each Borrower shall promptly inform the Agent of any material additions to or deletions from the Equipment. Except as disclosed to the Agent, such Borrower shall not (and shall cause each of its Subsidiaries not to) permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien. Neither any Borrower nor any of its Subsidiaries will, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of such Borrower's or such Subsidiary's Equipment consisting of Collateral.

          (b) The Borrowers shall not (and shall cause each of their respective Subsidiaries not to), without the Majority Lender's written consent, sell, lease as a lessor, or otherwise dispose of any of the Equipment of the Borrowers or any of their respective Subsidiaries except as permitted by Section 9.9. Except as provided in clause (iv) of Section 9.9, all cash proceeds of each such sale shall, subject to Existing Liens (if any) thereon, be remitted to the Agent for application to the Revolving Loans (to the extent any Revolving Loans are then outstanding) or, with respect to sales of Equipment of Alpha Tube only, be used by Alpha Tube to purchase replacement Equipment. All replacement Equipment purchased by any Borrower or any of its Subsidiaries shall be free and clear of all Liens except Permitted Liens.

     ARTICLE 6.12  [Intentionally Omitted].

     ARTICLE 6.13 Documents, Instruments, and Chattel Paper. Each Borrower represents and warrants to the Agent and the Lenders that (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by such Borrower or its relevant Subsidiary, as applicable, free and clear of all Liens other than Permitted Liens.




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     ARTICLE 6.14 Right to Cure. The Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of any Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's
Liens therein, and which such Borrower fails to pay or do (or cause to be paid or done), including, without limitation, payment of any judgment against such Borrower or any of its Subsidiaries, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 6.14 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrowers' Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this Section 6.14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

     ARTICLE 6.15 Power of Attorney. Each Borrower hereby appoints the Agent and the Agent's designee as such Borrower's attorney, with power: (a) so long as any Event of Default has occurred and is continuing, to endorse such Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign such Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Borrower; (d) to send requests for verification of Accounts to customers or Account Debtors in conformity with this Agreement; and (e) to do all things reasonably necessary to carry out this Agreement. Each Borrower ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions taken in good faith or for any good faith error of judgment or mistake of fact or law, except for such acts, omissions or errors which are finally determined by a court of competent jurisdiction to constitute the gross negligence or willful misconduct of the Agent or such Lender. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.



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


     ARTICLE 6.16 The Agent's and Lenders' Rights, Duties and Liabilities. Each Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral, except to the extent such liability is finally determined by a court of competent jurisdiction to have resulted from acts or omissions on the part of the Agent or any Lender constituting gross negligence or willful misconduct. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Borrower from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from any Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and any Borrower.


                                   ARTICLE 7

               BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

     ARTICLE 7.1 Books and Records. Each Borrower shall maintain (and shall cause each of its Subsidiaries to maintain), at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in all material respects in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). Each Borrower shall (and shall cause each of its Subsidiaries to), by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP in all material respects. Each Borrower shall maintain (and shall cause each of its Subsidiaries to maintain) at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.



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     ARTICLE 7.2 Financial and Other Information. Each Borrower shall promptly furnish to each Lender, all such financial information as the Agent or any Lender shall reasonably request. Without limiting the foregoing, the Borrowers will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

          (a) As soon as available, but in any event not later than ninety-five
(95) days after the close of each Fiscal Year, (x) a consolidated audited balance sheet and a consolidated audited statement of operations, cash flow and of stockholders' equity for the Parent and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, in conformity with GAAP and
(y) consolidating unaudited balance sheets and consolidating unaudited statements of operations, cash flow and of stockholders' equity for the Parent and its consolidated Subsidiaries for such Fiscal Year, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and in conformity with GAAP (except for reclassifications for public reporting purposes and the absence of footnotes). Such consolidated statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified as to scope of PricewaterhouseCoopers or other independent certified public accountants selected by the Parent and reasonably satisfactory to the Agent. The Parent, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter (in form acceptable to the Agent) to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders. Each of the Borrowers understands that the Agent may from time to time request (i) to communicate directly with such Borrower's certified public accountants and discuss directly with such accountants the finances and affairs of such Borrower and its consolidated Subsidiaries and (ii) that such accountants disclose to the Agent any and all financial statements of such Borrower and its consolidated Subsidiaries and other supporting financial documents and schedules relating to such Borrower and its consolidated Subsidiaries. Each Borrower agrees to use its best efforts to cause its independent certified public accountants to agree to such communication and disclosure and to cooperate with the Agent therewith. The Agent agrees to provide the Parent on behalf of the Borrowers with reasonable prior notice of the Agent's intention to communicate with any Borrower's certified public accountants and/or request disclosure of financial statements of any Borrower or any of its consolidated Subsidiaries and/or other supporting financial documents and schedules relating to a Borrower or any of its consolidated Subsidiaries and an opportunity to be present at any such communication and/or disclosure. The Parent shall certify by a certificate signed by its chief financial officer or chief accounting officer that all such consolidating statements present fairly in all material respects the financial position of the Parent and its consolidated Subsidiaries as at the date thereof and the results of operation of the Parent and its consolidated Subsidiaries for the Fiscal Year then ended, in conformity with GAAP (except for reclassifications for public reporting purposes and the absence of footnotes) applied consistently with the audited Financial Statements required to be delivered pursuant to this Section 7.2(a).

          (b) As soon as available, but in any event not later than forty-five
(45) days after the end of each month, consolidated and consolidating unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of operations and cash flow for the Parent and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail. The Parent shall certify by a certificate signed by its chief financial officer or chief accounting officer that all such statements present fairly in all material respects, subject to normal year-end adjustments, the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and the results of operation of the Parent and its consolidated Subsidiaries for the periods then ended in conformity with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a) (except for the absence of footnotes and other reclassifications for public reporting purposes). The Borrowers shall include with the monthly financial statements required to be delivered by this Section 7.2(b) a report of open orders as at the end of the month for which such financial statement is being delivered. Such report shall be in form and substance satisfactory to the Agent.

          (c) As soon as available, but in any event not later than forty-five
(45) days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated and consolidating unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of operations and statements of cash flow for the Parent and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail. The Parent shall certify by a certificate signed by its chief financial officer or chief accounting officer that all such statements present fairly in all material respects, subject to normal year-end adjustments, the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and the results of operations of the Parent and the consolidated Subsidiaries for the periods then ended in conformity with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to


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


Section 7.2(a) (except for the absence of footnotes and other reclassifications for public reporting purposes).

          (d) With each of the audited Financial Statements delivered pursuant to Section 7.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then caused them to believe that the Borrowers failed to comply with Section 9.24 insofar as it relates to accounting matters, except for those, if any, described in such certificate.

          (e) With each of the annual audited Financial Statements delivered pursuant to Section 7.2(a), and within forty-five (45) days after the end of each fiscal quarter (other than the fourth quarter of a Fiscal Year), a certificate of the chief financial officer or chief accounting officer of the Parent (i) setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenant set forth in
Section 9.24 during the period covered in such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers and the other Acme Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects as at the date of such certificate as if made at such time, (B) the Borrowers and the other Acme Parties are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements and (D) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not true or correct, or that a covenant has not been complied with, in each case, in all material respects, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Parent has taken or proposes to take with respect thereto.

          (f) No sooner than thirty (30) days prior but not more than sixty (60) days after the beginning of each Fiscal Year, annual forecasts (to include a forecasted consolidated balance sheet, statement of operations and statement of cash flow) for the Parent and its Subsidiaries as at the end of and for each month of such Fiscal Year.

          (g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of any Acme Party.

          (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange



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


Act, and all reports, notices, or statements sent or received by the Parent or any of its Subsidiaries to or from the holders of any equity interests of the Parent (other than routine non-material correspondence sent by shareholders of the Parent to the Parent and other than material sent to members of any Acme Party's board of directors in their capacity as members of the board) or any such Subsidiary or of any Debt For Borrowed Money of the Parent or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

          (i) As soon as available, but in any event not later than fifteen (15) days after any Borrower's or any of its Subsidiaries' receipt thereof, a copy of all management reports and management letters prepared for any Borrower or any of its Subsidiaries by any independent certified public accountants of any Borrower or any of its Subsidiaries.

          (j) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which any Borrower or any of its Subsidiaries makes available to its shareholders, to the extent the same are required pursuant to the Exchange Act, or the Securities Act of 1933 or other federal or state securities laws.

          (k) Promptly after filing with the IRS, a copy of each federal tax return filed by the Parent or by any of its Subsidiaries.

          (l) Copies of all pleadings, motions, applications, plans, disclosure statements, schedules, reports, financial information and other materials and documents filed in connection with the Case (other than notices of appearance and motions and orders relating to pro hac vice admissions) promptly following the filing thereof.

          (m) As soon as available, but in any event not later than twenty (20) Business Days after the end of each month, a "Black Book" for the month just ended in substantially the form attached as Exhibit H.

          (n) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any Subsidiary thereof.

     ARTICLE 7.3 Notices to the Lenders. Each Borrower shall notify the Agent, in writing of the following matters at the following times:

          (a) Immediately after becoming aware of any Default or Event of Default.

          (b) Immediately after becoming aware of the assertion by the holder of any capital stock of such Borrower or any of its Subsidiaries or of any material post-petition Debt thereof that a default exists with respect thereto or that such Borrower or Subsidiary is not in compliance with the



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


terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

          (c) Immediately after becoming aware of any material adverse change in such Borrower's or any of its Subsidiaries' property, business, operations, or condition (financial or otherwise).

          (d) Immediately after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to materially and adversely affect the Collateral, the repayment of the Obligations, the Agent's or any Lender's rights under the Loan Documents, or any Borrower's or any of its Subsidiaries' property, business, operations, or condition (financial or otherwise).

          (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

          (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

          (g) Immediately after receipt of any notice of any violation by any Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted that any Borrower or any of its Subsidiaries is not in compliance with any Environmental Law or is investigating any Borrower's or any of its Subsidiaries' compliance therewith which such noncompliance could reasonably be expected to have a Material Adverse Effect.

          (h) Immediately after receipt of any written notice that any Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that such Borrower or Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to have a Material Adverse Effect.

          (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of any Borrower or any of its Subsidiaries.

          (j) Any change in any Borrower's or any of its Subsidiaries' name, state of incorporation, or form of organization, trade names or styles under which any Borrower or any of its Subsidiaries will sell




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Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

          (k) Within ten (10) Business Days after any Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

          (l) Upon request, within ten (10) Business Days after the filing thereof with the IRS, a copy of each annual report (form 5500 series), including Schedule B thereto, filed with the IRS with respect to each Plan, and each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan of any Borrower, any of its Subsidiaries or any ERISA Affiliate, provided that a copy of any funding waiver request filed with respect to any Pension Plan of any Borrower, any of its Subsidiaries or any ERISA Affiliate, and any other notices or other communications from or to the PBGC, the DOL or the IRS with respect to such request or that relates to any Borrower's or any Subsidiary's liability under Section 412 of the Code or Title IV of ERISA with respect to any Pension Plan, including without limitation, any notice of the PBGC's intention to terminate a Pension Plan or have a trustee appointed to administer such Plan, shall be delivered to the Agent within five (5) Business Days after filing or receipt.

          (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within ten (10) Business Days after receipt thereof by any Borrower or any of its Subsidiaries, copies of the following: (i) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under
Section 401(a) of the Code; or (ii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability.

          (n) Within ten (10) Business Days after the following: any changes in the benefits offered under any existing Plan which increase any Borrower's or any Subsidiary's annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower, any of its Subsidiaries or any ERISA Affiliate was not previously contributing; and within five (5) Business Days after the following: any failure by any Borrower, any of its Subsidiaries or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment, except for such installment or payment, if any, with respect to any period prior to the Filing Date that the Borrower or such Subsidiary is unable to make as a result of its status as a debtor-in-possession in the Case.

          (o) Within ten (10) Business Days after any Borrower or any of its Subsidiaries knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be




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


terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

          Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that any Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                   ARTICLE 8

                     GENERAL WARRANTIES AND REPRESENTATIONS

          Each Borrower warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing; provided that acceptance by the Agent and the Majority Lenders shall not be required for the updating of Schedules 8.3, 8.5, 8.12 or
8.13 or written disclosure to the Agent and to Lenders, in each case solely as a result of transactions expressly permitted under this Agreement:







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



     ARTICLE 8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each of such Borrower and its Subsidiaries has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral owned by it. Each of such Borrower and its Subsidiaries has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. No consent, approval, or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with such Borrower's or any of its Subsidiary's execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, except for the Final Bankruptcy Court Order and those orders already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by each of the Borrowers and its Subsidiaries party thereto, and, subject to the Orders, constitute the legal, valid and binding obligations of each of the Borrowers and its Subsidiaries party thereto, enforceable against each such Borrower and its Subsidiaries in accordance with their respective terms without defense, set-off or counterclaim. Such Borrower's and Subsidiary's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or, except for Liens created under the Loan Documents, result in the creation or imposition of any Lien upon the property of such Borrower or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which such Borrower or any of its Subsidiaries is a party or which is binding upon it to which the automatic stay provisions of the Bankruptcy Code do not apply, (b) any Requirement of Law applicable to such Borrower or any of its Subsidiaries (including, without limitation, any court order entered in the Case), or (c) the certificate or articles of incorporation or by-laws of such Borrower or any of its Subsidiaries.

     ARTICLE 8.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral other than Permitted Liens pursuant to clauses (a) (such prior Liens not encumbering any Accounts, Inventory (other than Permitted Consignment Inventory) or proceeds thereof), (c), (d), (e), (g), (h), (i) and (j) of the definition thereof, securing all the Obligations, and enforceable against such Borrower and its Subsidiaries, as applicable, and all third parties.




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


     ARTICLE 8.3 Organization and Qualification. Except as set forth on Schedule 8.3, each of such Borrower and its Subsidiaries (a) is duly incorporated and organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule
8.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its property.

     ARTICLE 8.4 Corporate Name; Prior Transactions. Except as set forth on
Schedule 8.4, neither such Borrower nor any of its Subsidiaries has, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

     ARTICLE 8.5 Subsidiaries and Affiliates. Except as set forth in Schedule 8.5, the Parent has no Subsidiaries other than the other Borrowers and Alpha Tube. No Borrower (other than the Parent) has any Subsidiary, except as set forth in Schedule 8.5. Schedule 8.5 is a true and correct list of the name and relationship to the Parent of each and all of the Parent's Subsidiaries and other Affiliates.

     ARTICLE 8.6 Financial Statements and Projections. The Parent has delivered to the Agent and the Lenders the audited consolidated balance sheet and related consolidated statements of operations, cash flows, and changes in stockholders equity for the Parent and its consolidated Subsidiaries as of December 28, 1997, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent's independent certified public accountants. The Parent has also delivered to the Agent and the Lenders the unaudited consolidated and consolidating balance sheet and related statements of operations and cash flows for the Parent and its consolidated Subsidiaries as of September 27, 1998. Such financial statements are attached hereto as Exhibit C. All such financial statements present in all material respects the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended in conformity with GAAP subject, in the case of the unaudited statements, to the addition of year-end schedules, the absence of footnotes, normal year-end adjustments and reclassifications for public reporting purposes.

          (a) The Latest Projections when submitted to the Lenders as required herein represent the Parent's estimates of the future financial performance of the Parent and its consolidated Subsidiaries for the periods set forth therein on the date when submitted. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Parent believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender.

     ARTICLE 8.7 Capitalization. On the Closing Date, the capitalization of each of the Borrowers and its Subsidiaries is as shown on Schedule 8.7.

     ARTICLE 8.8 Reorganization Matters. Pursuant to and to the extent permitted in the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order, the Obligations will constitute allowed administrative expense claims in the Case having priority over all administrative expense claims and unsecured claims against the Borrowers and Alpha Tube now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expense claims of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, subject and subordinate, as to priority, only to Carve-Out Expenses (with respect to the Borrowers) or Alpha Tube Carve-Out Expenses (with respect to Alpha Tube).

          (a) Pursuant to and to the extent permitted under the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order, the Obligations will be secured by a valid and perfected Lien on all of the Collateral.

          (b) The Interim Bankruptcy Court Order (with respect to the period prior to the Final Bankruptcy Court Order Date) and the Final Bankruptcy Court Order (with respect to the period on or after the Final Bankruptcy Court Order
Date), as the case may be, shall have been entered, shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent express written joinder and consent of the Majority Lenders and the Agent.

     ARTICLE 8.9 Debt. Each balance sheet of the Parent and its consolidated Subsidiaries reflecting actual results delivered from time to time by any of the Borrowers to the Agent pursuant to Section 7.2 (a) or (c) accurately sets forth as of the date of such balance sheet all Debt of the Parent and its consolidated Subsidiaries required by GAAP to be disclosed therein.

     ARTICLE 8.10  [Intentionally Omitted.]

     ARTICLE 8.11 Title to Property. Each Borrower and each of its Subsidiaries has good and marketable title in fee simple to its real property, if any, listed in Schedule 8.11 hereto as being owned by such Borrower or Subsidiary, and each of such Borrower and Subsidiary has good title to all of its other property (including, without limitation, the assets reflected on the September 27, 1998 Financial Statements delivered to the Agent and the Lenders, in each case, except as disposed of in the ordinary course of business since the date thereof and property subject to capital leases), free of all Liens except Permitted Liens.



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     ARTICLE 8.12 Real Estate; Leases. Schedule 8.11 sets forth a true and correct list of all Real Estate owned by such Borrower or any of its Subsidiaries as of the Closing Date, and Schedule 8.12 sets forth a true and correct list of all leases and subleases of real or personal property by such Borrower or any of its Subsidiaries as lessee or sublessee (other than leases of personal property as to which such Borrower or Subsidiary, as applicable, is lessee or sublessee for which the value of such personal property is less than $1,000,000 individually or $5,000,000 in the aggregate for the Parent and its Subsidiaries), and all leases and subleases of real or personal property by such Borrower or Subsidiary, as applicable, as lessor, lessee, sublessor or sublessee. Each of such leases and subleases is in all material respects valid and enforceable in accordance with its terms and is in full force and effect, and no material default by such Borrower or Subsidiary, as applicable, or to the Borrowers' knowledge any other party to any such lease or sublease exists.

     ARTICLE 8.13 Proprietary Rights. Schedule 8.13 sets forth a true and correct list of all of such Borrower's and each of its Subsidiaries' Proprietary Rights registered in the U.S. Patent and Trademark Office. None of the material Proprietary Rights (other than commercially available software) is subject to any licensing agreement or similar arrangement except as set forth on Schedule
8.13. To the best of such Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts in any material respect with any other Person's property, and no other Person's property infringes on or conflicts in any material respect with the Proprietary Rights. The Proprietary Rights described on Schedule 8.13 in all material respects constitute all of the property of such type necessary to the current and anticipated future conduct of such Borrower's and its Subsidiaries' respective businesses.

     ARTICLE 8.14 Trade Names. All trade names or styles under which such Borrower or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on
Schedule 8.14.

     ARTICLE 8.15 Litigation. Except as set forth on Schedule 8.15, there is no pending or (to the best of such Borrower's knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority which, if adversely determined, could reasonably be expected to cause a Material Adverse Effect.




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


     ARTICLE 8.16 Restrictive Agreements. None of such Borrower nor any of its Subsidiaries is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects or, insofar as such Borrower can reasonably foresee, could reasonably be expected to materially and adversely affect, the property, business, operations, or condition (financial or otherwise) of such Borrower or Subsidiary, or would in any respect cause a Material Adverse Effect.

     ARTICLE 8.17 Labor Disputes. Except as set forth on Schedule 8.17, (a) there is no collective bargaining agreement or other labor contract covering employees of such Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) as of the Closing Date, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of such Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of such Borrower's knowledge, as of the Closing Date) threatened, material strike, material work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting such Borrower or any of its Subsidiaries or its employees.

     ARTICLE 8.18 Environmental Laws. Except as otherwise disclosed on Schedule 8.18:

          (a) The Acme Parties are in material compliance with all Environmental Laws applicable to their respective Real Estate, if any, and their respective businesses, and neither the Acme Parties nor any of their respective present Real Estate, if any, or operations, nor their respective past property or operations, is subject to any material enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any material potential liabilities or material costs or remedial action arising from the Release or threatened Release of a Contaminant.

          (b) The Acme Parties have obtained all material permits necessary for their respective current operations under Environmental Laws, and all such permits are in all material respects in good standing and the Acme Parties are in material compliance with all terms and conditions of such permits.

          (c) [Intentionally omitted.]

          (d) The Acme Parties have not received any material summons, complaint, order or similar written notice that they are not currently in compliance with, or that any Governmental Authority is investigating their compliance with, any Environmental Laws or that they are




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


or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

          (e) None of the present or, to the Borrowers' knowledge, past operations of the Acme Parties is the subject of any material investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

          (f) There is not now on or in any of the Real Estate any underground storage tanks or surface impoundments.

          (g) The Acme Parties have not entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of their respective property) imposing material obligations or liabilities on the Acme Parties with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

          (h) None of the products currently manufactured, distributed or sold by the Acme Parties contain asbestos containing material.

          (i) No Environmental Lien has attached to any Real Estate of any of the Acme Parties.

     ARTICLE 8.19 No Violation of Law. None of such Borrower nor any of its Subsidiaries is in material violation of (or, due to the filing of the Case, is exempted from compliance with) any law, statute, regulation, ordinance, judgment, order, or decree applicable to it.

     ARTICLE 8.20 No Default. None of such Borrower nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement entered into on or after the Filing Date to which such Borrower or Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.



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



     ARTICLE 8.21  ERISA Compliance.  Except as specifically disclosed in
Schedule 8.21:

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of such Borrower, nothing has occurred which would cause the loss of such qualification. Such Borrower, each of its Subsidiaries and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, except for such contributions, if any, with respect to any period prior to the Filing Date that the Borrower or any of its Subsidiaries is unable to make as a result of its status as a debtor-in-possession in the Case, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. No Plan is a Multi-employer Plan as of the Closing Date.

          (b) There are no pending or, to the best knowledge of such Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) as of the Closing Date, the aggregate amount of Unfunded Pension Liability among all Pension Plans of the Acme Parties does not exceed $55,000,000; (iii) neither such Borrower, any of its Subsidiaries nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither such Borrower, any of its Subsidiaries nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither such Borrower, any of its Subsidiaries, nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.




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     ARTICLE 8.22 Taxes. Each of such Borrower and its Subsidiaries has filed all Federal and other tax returns and reports required to be filed, and has paid all material Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except for taxes with respect to periods prior to the Filing Date for which payment cannot be made as a result of such Borrower's or Subsidiary's status as a debtor-in-possession and except to the extent being contested in good faith by appropriate proceedings diligently pursued, for which reserves in accordance with GAAP have been established and for which no Lien on any assets or property of any Borrower or any of its Subsidiaries shall have arisen except for Permitted Liens described in clause (a) of the definition thereof.

     ARTICLE 8.23 Regulated Entities. None of such Borrower, any of its Subsidiaries or any Person controlling such Borrower is an "Investment Company" within the meaning of the Investment Company Act of 1940. None of such Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur indebtedness.

     ARTICLE 8.24 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes permitted by Section 9.25. No Borrower nor any of its Subsidiaries is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     ARTICLE 8.25 [Intentionally Omitted.]

     ARTICLE 8.26 No Material Adverse Change. Except as set forth in Schedule 8.26, no material adverse change shall have occurred in the financial position, business, operations, assets, liabilities, profits or prospects of the Acme Parties since September 27, 1998 other than (i) the commencement of the Case and
(ii) the continuation of the circumstances giving rise to the filing thereof, so long as the Agent has been made aware as of the Interim Bankruptcy Court Order Date of all such circumstances. The Acme Parties are in the process of comprehensively reviewing and assessing the Acme Parties' computer applications and inquiring of the computer applications of the Acme Parties' material suppliers, vendors and customers in connection with the "Year 2000 problem" (that is, the risk that computer applications used by any Person may be unable to recognize and perform properly date sensitive functions involving certain dates prior to and any date after December 31, 1999). The Borrowers reasonably believe that the "Year 2000 problem" will not result in a Material Adverse Effect.




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     ARTICLE 8.27 Full Disclosure. None of the representations or warranties made by such Borrower or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the information or statements contained in any exhibit, report, statement, certificate or other writing furnished by or on behalf of such Borrower or any of its Subsidiaries or otherwise made available by or on behalf of such Borrower or any of its Subsidiaries to the Agent or any Lender in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of such Borrower or any of its Subsidiaries to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the information or statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered; provided that, with respect to projected financial information, such Borrower represents only that such information was prepared in good faith based upon (A) assumptions, methods and tests stated therein reasonably believed by such Borrower to be reasonable at the time and (B) information reasonably believed by such Borrower to have been accurate at the time such projected financial information was furnished to the Agent or the Lenders.

     ARTICLE 8.28 Material Agreements. Schedule 8.28 hereto sets forth all material agreements and contracts to which such Borrower or any of its Subsidiaries is a party or is bound as of the date hereof (it being understood that for purposes of this Section, only agreements and contracts that are required to be filed as an exhibit to the Parent's Form 10K securities filing shall be deemed "material").

     ARTICLE 8.29 Bank Accounts. Schedule 8.29 contains a complete and accurate list of all material bank accounts maintained by such Borrower or any of its Subsidiaries with any bank or other financial institution.

     ARTICLE 8.30 Alpha Tube Trade Debt. Schedule 8.30 sets forth all Alpha Tube Trade Debt (including each trade creditor and the amount owing by Alpha Tube to each such creditor) both as of the Filing Date and as of November 22, 1998.



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                                   ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS

          Each Borrower covenants to the Agent and each Lender that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

     ARTICLE 9.1 Taxes and Other Obligations. Such Borrower shall, and shall cause each of its Subsidiaries to, (a) file when due all material tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all material taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required material withholding and other tax deposits, and establish adequate reserves for the payment of all such items to the extent required by GAAP, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it (in each instance under this clause (c), other than pre-petition Debt, claims and other obligations and indebtedness except as permitted by Section 9.31); provided, however, neither such Borrower nor any of its Subsidiaries need pay any tax, fee, assessment, governmental charge or the items set forth in (c) above, (x) that (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) such Borrower or Subsidiary, as the case may be, has established proper reserves for as provided in GAAP, and
(iii) no Lien (other than a Permitted Lien) results from such non-payment, or
(y) to the extent that the failure to so pay, together with the non-payment by such Borrower and the other Acme Parties of all other such taxes, fees, assessments, governmental charges and items set forth in clause (c) above, would not reasonably be expected to have a Material Adverse Effect.

     ARTICLE 9.2 Corporate Existence and Good Standing. Such Borrower shall, and shall cause each of its Subsidiaries to, maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a material adverse effect on such Borrower's or Subsidiary's property, business, operations, prospects, or condition (financial or otherwise).

     ARTICLE 9.3 Compliance with Law and Agreements; Maintenance of Licenses. Such Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith as to which a bona fide dispute may exist. Such Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all material licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. Neither such Borrower nor any of its Subsidiaries shall modify, amend or alter its certificate or article of incorporation other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

     ARTICLE 9.4 Maintenance of Property. Such Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its material property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

     ARTICLE 9.5 Insurance. Such Borrower shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers having a rating of at least A-VI or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny or embezzlement; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its discretion, or acting at the direction of the Required Lenders, shall specify, in amounts, and under policies acceptable to the Agent and the Required Lenders. Without limiting the foregoing, each of such Borrower and its Subsidiaries shall also maintain flood insurance, in the event of a designation of the area in which any Real Estate and any of the Equipment and Inventory (other than Permitted Consignment Inventory) located on such Real Estate is located as "flood prone" or a "flood risk area," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act. Upon the Required Lenders' request, such Borrower or Subsidiary, as appropriate, shall maintain flood insurance for its Inventory (other than Permitted Consignment Inventory) and Equipment which is, at any time, located in a SFHA.

          (a) Such Borrower shall, and shall cause each of its Subsidiaries to, cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named in each such policy as secured party or mortgagee and loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of material modification or cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Borrower, any of its Subsidiaries or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by such Borrower or Subsidiary, as appropriate, when due, and certificates of insurance and photocopies of the policies shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If such Borrower or Subsidiary, as appropriate, fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans.

          (b) Such Borrower shall, and shall cause each of its Subsidiaries to, promptly notify the Agent and the Lenders of any material loss, damage, or destruction to any portion of the Collateral arising from its use, whether or not covered by insurance. With respect to property other than Inventory (other than Permitted Consignment Inventory), if an Event of Default has occurred and is continuing, the Agent is hereby authorized (subject to Existing Liens and Permitted Liens described in clauses (g) and (j) of the definition thereof) to collect all insurance proceeds directly, and to apply or remit them as follows:

               (i) With respect to insurance proceeds relating to property other than Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall promptly remit to the applicable Borrower or Subsidiary such proceeds.

               (ii) With respect to insurance proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds to the Revolving Loan.

               (iii) With respect to insurance proceeds relating to Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall, subject to Existing Liens thereon, apply such proceeds to the Revolving Loans.

If an Event of Default has occurred and is continuing, the Agent is hereby authorized to collect all insurance proceeds with respect to Inventory (other than Permitted Consignment Inventory, which is covered above) directly and to apply them, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, to the Revolving Loan.

     ARTICLE 9.6 Condemnation. Such Borrower shall (and shall cause each of its Subsidiaries to), immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of its material property, notify the Agent of the pendency of such proceeding, and agrees that the Agent may participate in any such proceeding, and such Borrower from time to time will deliver (or cause to be delivered) to the Agent all instruments reasonably requested by the Agent to permit such participation.

          (a) With respect to property other than Inventory (other than Permitted Consignment Inventory), if an Event of Default has occurred and is continuing, the Agent (subject to Existing Liens and Permitted Liens described in clauses (g) and (j) of the definition thereof) is hereby authorized to collect the proceeds of any condemnation claim or award directly, and to apply or remit them as follows:

               (i) With respect to condemnation proceeds relating to property other than Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall remit to the applicable Borrower or Subsidiary such proceeds.

               (ii) With respect to condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.5.

               (iii) With respect to condemnation proceeds relating to Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall, subject to Existing Liens thereon, apply such proceeds to the Revolving Loans.

If an Event of Default has occurred and is continuing, the Agent is hereby authorized to collect all proceeds of any condemnation claim or award with respect to Inventory (other than Permitted Consignment Inventory, which is covered above) directly and to apply them, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, to the Revolving Loan.

     ARTICLE 9.7 Environmental Laws. Such Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in material compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage, and disposal of any Contaminant. Such Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any material non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

          (a) Without limiting the generality of the foregoing, such Borrower shall submit to the Agent and the Lenders annually, commencing on the first anniversary of the Interim Bankruptcy Court Order Date and on each anniversary date of the Interim Bankruptcy Court Order Date thereafter, an update of the status of each material environmental compliance or liability issue. The Agent or any Lender may request copies of technical reports prepared by such Borrower or any of its Subsidiaries and its communications with any Governmental Authority to determine whether such Borrower or Subsidiary is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. Such Borrower shall (or shall cause the relevant Subsidiary to), at the Agent's or the Required Lenders' request and at such Borrower's or Subsidiary's expense, (a) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (b) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change in any material respect.

     ARTICLE 9.8 Compliance with ERISA. Such Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required material contributions to any Plan subject to Section 412 of the Code, except for such contributions, if any, with respect to any periods prior to the Filing Date that the Borrower or Subsidiary is unable to make as a result of its status as a debtor-in-possession in the Case; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that could reasonably be expected to result in liability in excess of $1,000,000 in the aggregate for all such prohibited transactions and violations; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that could reasonably be expected to result in liability in excess of $1,000,000 in the aggregate for all such transactions.



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     ARTICLE 9.9 Mergers, Consolidations or Sales. Such Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any transaction of merger, reorganization (other than the Case), or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing or petition the Bankruptcy Court for authority to do any of the foregoing, except (i) for sales of Inventory in the ordinary course of its business, (ii) dispositions of assets in connection with the rejection or expiration of any real estate leases in a manner consistent with a maximization of the value of the assets of such Borrower or Subsidiary (provided that all proceeds of such dispositions shall be applied to the repayment of the Revolving Loans), (iii) in the case of APC, the disposition of the manufacturing plant located in New Britain, Connecticut (including the Equipment located at such plant), (iv) dispositions of Equipment and Real Estate in an aggregate amount, when combined with the aggregate amount of such dispositions of all of the Acme Parties, not to exceed $5,000,000 during the term of this Agreement (provided that all proceeds of such dispositions shall be applied to promptly replace such assets or for corporate purposes of the Acme Parties not prohibited hereunder), (v) dispositions of Equipment (other than those covered in clause (iv) above) in the ordinary course of business that are obsolete or no longer used by such Borrower or Subsidiary in its businesses not to exceed $500,000 for any item of Equipment or, when combined with the aggregate amount of such dispositions of all of the Acme Parties, $4,000,000 in the aggregate for all Equipment during the term of this Agreement and (vi) other dispositions of tangible assets (other than Inventory and not, in any event, including a significant portion of the tangible assets of such Borrower or Subsidiary) for fair market value, if the proceeds are used to promptly replace such assets.

     ARTICLE 9.10 Distributions; Capital Change; Restricted Investments. Such Borrower shall not, and shall not suffer or permit any of its Subsidiaries to,
(i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except to a Borrower, (ii) make any change in its capital structure which could have a Material Adverse Effect or issue any capital stock other than common stock or (iii) make any Restricted Investment.

     ARTICLE 9.11 Transactions Affecting Collateral or Obligations. Such Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

     ARTICLE 9.12 Guaranties. Such Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, make, issue, or become liable on any Guaranty, except Guaranties of the Obligations in favor of the Agent and endorsement of negotiable instruments in the ordinary course of business.




                                      101
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     ARTICLE 9.13 Debt For Borrowed Money. Such Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, incur or maintain any Debt For Borrowed Money, other than: (a) the Obligations; (b) other Debt For Borrowed Money existing on the Filing Date; (c) Debt For Borrowed Money contemplated by the Interim Bankruptcy Court Order or Final Bankruptcy Court Order and (d) Debt For Borrowed Money owing to a Borrower or Alpha Tube.

     ARTICLE 9.14 Prepayment. Subject to Section 9.31, such Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, voluntarily prepay, acquire or defease any Debt for Borrowed Money, except the Obligations in accordance with the terms of this Agreement.

     ARTICLE 9.15 Transactions with Affiliates. Except as set forth below but subject to Section 9.23, such Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate (other than a Borrower or Alpha Tube), or lend or advance money or property to any Affiliate (other than a Borrower or Alpha Tube), or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate (other than a Borrower or Alpha
Tube), or become liable on any Guaranty of the indebtedness, dividends, or other Obligations of any Affiliate (other than a Borrower or Alpha Tube). Notwithstanding the foregoing but subject to Section 9.23, such Borrower or Subsidiary may engage in transactions (A) with Borrowers or Alpha Tube, (B) with other Affiliates in the ordinary course of business, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to such Borrower or Subsidiary than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate and (C) of the type described in Schedule 9.15.

     ARTICLE 9.16 Investment Banking and Finder's Fees. Such Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. Such Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that such Borrower or any of its Subsidiaries is obligated to pay for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.




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     ARTICLE 9.17 Combined Availability. The Borrowers shall at all times maintain Combined Availability (determined without giving effect to clause
(a)(i) of such defined term) of not less than $15,000,000.

     ARTICLE 9.18 Business Conducted. Such Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which such Borrower or Subsidiary is engaged on the Closing Date.

     ARTICLE 9.19 Liens. Such Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by it, except Permitted Liens.
Schedule 9.19 sets forth as of the date hereof all tax, judgment, ERISA and other Liens of the type for which a notice thereof is filed or recorded in any public record (other than in respect of Permitted Consignment Inventory) and all consensual perfected Existing Liens the perfection of which is evidenced by filing, recordation or possession. None of the Liens set forth in Schedule 9.19 encumbers any Accounts, Inventory or proceeds thereof.

     ARTICLE 9.20 Sale and Leaseback Transactions. Such Borrower shall not (and shall not suffer or permit any of its Subsidiaries to), directly or indirectly, enter into any arrangement with any Person providing for such Borrower or Subsidiary to lease or rent property that such Borrower or Subsidiary, as appropriate, has sold or will sell or otherwise transfer to such Person.

     ARTICLE 9.21 New Subsidiaries. Such Borrower shall not (and shall not suffer or permit any of its Subsidiaries to), directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than any Subsidiary set forth on Schedule 8.5 as in effect on the Closing Date.

     ARTICLE 9.22 Fiscal Year. Such Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, change its Fiscal Year.

     ARTICLE 9.23 Sale or Transfer of Inventory to Alpha Tube. The Borrowers shall not, without the prior written consent of the Agent, sell or otherwise transfer Inventory to Alpha Tube in excess of $2,500,000 (valued at not less than the seller's or transferor's cost thereof) in the aggregate in any calendar month.

     ARTICLE 9.24 Minimum Operating Cash Flow. The Borrowers shall not permit Operating Cash Flow for each period commencing on September 28, 1998 and ending on the last day of each fiscal quarter set forth below to be less than the amount set forth below opposite such fiscal quarter:

          Fiscal Quarter                               Amount



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Fourth fiscal quarter of 1998 Fiscal Year               Negative $36,000,000

First fiscal quarter of 1999 Fiscal Year                Negative $60,000,000

Second fiscal quarter of 1999 Fiscal Year               Negative $78,500,000

Third fiscal quarter of 1999 Fiscal Year                Negative $91,000,000

Fourth fiscal quarter of 1999 Fiscal Year               Negative $93,500,000

First fiscal quarter of 2000 Fiscal Year                Negative $91,400,000

Second fiscal quarter of 2000 Fiscal Year               Negative $90,000,000

Third fiscal quarter of 2000 Fiscal Year                Negative $87,500,000

Fourth fiscal quarter of 2000 Fiscal Year               Negative $87,500,000

     ARTICLE 9.25 Use of Proceeds. Such Borrower shall not use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of such Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act. Such Borrower shall use the Loan proceeds received hereunder, exclusively, to fund the working capital needs of the Borrowers and Alpha Tube (including inventory purchases in the ordinary course of business of such Borrower and Alpha Tube) and to make payments permitted by Section 9.31.

     ARTICLE 9.26 Interim Bankruptcy Court Order; Final Bankruptcy Court Order; Administrative Expense Claim Priority; Lien Priority. Such Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, at any time seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, except for modifications and amendments mutually agreed to in writing by the Majority Lenders, the Borrowers, Alpha Tube and the Agent.

          (a) Such Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, at any time suffer to exist a priority for any administrative expense claim or unsecured claim against such Borrower or Subsidiary (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expense claim of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code) equal or superior to the priority of the Lenders and the Agent in respect of the Obligations, except for the Carve-Out Expenses (with respect to the Borrowers) or the Alpha Tube Carve-Out Expenses (with respect to Alpha Tube).



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          (b) Such Borrower shall not, and shall not suffer or permit any of its
Subsidiaries to, at any time suffer to exist any Lien on any properties, assets or rights (including, without limitation, Inventory and other Collateral) of such Borrower or Subsidiary having a priority equal or superior to the Agent's Liens, except for Permitted Liens.

          (c) Prior to the date on which the Obligations have been paid in full in cash and the Lenders' Commitments have been terminated, such Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, pay any administrative expense claims except (i) Priority Professional Expenses (with respect to the Borrowers) and unpaid allowed fees and expenses of professionals described in clause (ii) of clause first in the defined term "Alpha Tube Agreed Administrative Expense Claim Priorities" and Alpha Tube Trade Debt (with respect to Alpha Tube), (ii) other administrative expense claims incurred in the ordinary course of the business of such Borrower or Subsidiary, in each case to the extent and having the order of priority set forth in the term "Agreed Administrative Expense Claim Priorities" (with respect to the Borrowers) or the term "Alpha Tube Agreed Administrative Expense Claim Priorities" (with respect to Alpha Tube) and (iii) the fees and expenses of attorneys, accountants, financial advisors and consultants retained by the Lenders and the Agent, except to the extent the Majority Lenders and the Agent consent in writing to the payment of any such claims.

          (d) Notwithstanding the foregoing, such Borrower or Subsidiary, as appropriate, shall be permitted to pay as the same may become due and payable
(i) administrative expenses of the kind specified in section 503(b) of the Bankruptcy Code incurred in the ordinary course of its business, (ii) compensation and reimbursement of expenses to professionals allowed and payable under section 330 and 331 of the Bankruptcy Code, subject (with respect to the Borrowers) after the occurrence of an Event of Default to the Priority Professional Expense Cap, and (iii) payments pursuant to "first day" and other orders reviewed by and acceptable to the Agent.

     ARTICLE 9.27 Further Assurances. Such Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

     ARTICLE 9.28 EBITDA Through Final Bankruptcy Court Offer Date. The Borrowers shall maintain or cause to be maintained for the period from August 31, 1998 through each date thereafter through and including October 25, 1998 EBITDA (exclusive of restructuring costs) of not less than negative $7,500,000.



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     ARTICLE 9.29 Obligations under Real Estate Leases and Licenses. Such
Borrower shall, and shall cause each of its Subsidiaries to, pay all post-petition obligations under its real estate leases and licenses of intellectual property, if any, as required by the Bankruptcy Code or the Bankruptcy Court, provided, however, that without the consent of the Majority Lenders, such Borrower or Subsidiary may reject or permit to expire any of its real estate leases (in a manner consistent with a maximization of the value of the assets of such Borrower or Subsidiary).

     ARTICLE 9.30 Reclamation Claims. Such Borrower shall, and shall cause each of its Subsidiaries to, promptly furnish the Agent and the Lenders with information and notices regarding any material reclamation claims (including amount and claimant) upon such Borrower's or Subsidiary's receipt thereof. Neither such Borrower nor any of its Subsidiaries (other than Alpha Tube) shall incur any Liens related to reclamation claims encumbering any Accounts, Inventory or any proceeds thereof.

     ARTICLE 9.31 Prepetition Claims. Such Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, pay Debt which was incurred prior to the Filing Date; provided, however, that such Borrower or Subsidiary may (i) pay pre-Filing Date obligations to employees and payroll taxes, sales and similar taxes to taxing authorities to the extent approved by order of the Bankruptcy Court, (ii) make adequate protection payments on account of secured Debt For Borrowed Money which was incurred prior to the Filing Date so long as
(A) the making of any such payment will not cause a breach of Section 9.24 and
(B) there is no Event of Default continuing at the time of the making of such payment; (iii) pay pre-petition claims pursuant to any "first day" or other orders reviewed by and acceptable to the Agent; (iv) make rental payments (other than rental payments owing for any period prior to the Filing Date) under true leases entered into by such Borrower or Subsidiary prior to the Filing Date; provided, however, that Alpha Tube shall be permitted to make any rental payments that may be due and owing to any Borrower; and (v) make payments in respect of valid reclamation claims against Alpha Tube or Alpha Tube's assets relating to goods shipped to Alpha Tube; provided that the aggregate amount of payments permitted under this clause (v) shall not exceed $1,600,000. Notwithstanding any provision herein to the contrary, the Borrowers and Alpha Tube may pay any franchise (and similar) taxes incurred prior to the Filing Date necessary to maintain their existence and qualification or good standing in the respective jurisdictions of their incorporation and in all other jurisdictions in which qualification to do business as a foreign corporation is necessary.




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     ARTICLE 9.32 Applications to Bankruptcy Court. Such Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, apply to the Bankruptcy Court for authority to take any action prohibited by this Article 9.

     ARTICLE 9.33 Use of Letters of Credit. Such Borrower shall not use documentary Letters of Credit issued hereunder for the purchase of inventory from domestic vendors.

     ARTICLE 9.34 Notices. Such Borrower shall promptly give to the Agent notice of any motions regarding this Agreement.


                                   ARTICLE 10

                             CONDITIONS OF LENDING

     ARTICLE 10.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause to be issued or provide Credit Support for any Letter of Credit on the Closing Date and the obligation of the Lenders to participate in Letters of Credit issued on the Closing Date or in Credit Support for any Letters of Credit, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

          (a) This Agreement and the other Loan Documents have been executed by each party thereto and the Acme Parties shall have performed and complied with all covenants, agreements and conditions contained herein and in the other Loan Documents which are required to be performed or complied with by the Acme Parties before or on such Closing Date.

          (b) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Closing Date as if made on such date (both immediately prior to, and after giving effect to, such extension of credit).

          (c) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date or the Letters of Credit to be issued or the Credit Support to be provided on such date.

          (d) The Agent and the Lenders shall have received such opinions of counsel (concerning, among other things, entry of the Orders and proper notice having been given in accordance with the Orders) for the Borrowers and Alpha Tube as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.



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          (e) The Borrowers shall have paid all fees (including without limitation a $750,000 closing fee and the first annual $100,000 payment of the collateral management fee, in each case on the Interim Bankruptcy Court Order Date, and a $165,000 accommodation fee on the Closing Date) and expenses of the Agent and the Lenders and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

          (f) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by the Agreement.

          (g) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and Alpha Tube and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and Combined Availability, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

          (h) No order shall have been entered by the Bankruptcy Court (i) for appointment of a trustee or examiner with enlarged powers substantially similar to those of a trustee, or (ii) converting the Case to a Chapter 7 case or dismissing the Case or (iii) terminating prior to any expiration date the Borrowers' and Alpha Tube's exclusive time period to file a plan of reorganization and with respect to clauses (i) through (iii) above, no such order shall have been requested by the Borrowers, Alpha Tube or other parties in interest, unless such requested order is being contested by the Borrowers and Alpha Tube in good faith and by appropriate proceedings diligently pursued.

          (i) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

          (j) The Agent shall be satisfied as to the continued implementation by the Borrowers and Alpha Tube of a cash management system reasonably satisfactory to the Agent, which cash management system shall include, among other things, the remittance procedures of the type contemplated in this Agreement.

          (k) [Intentionally omitted.]

          (l) The Borrowers and Alpha Tube shall have satisfied the Agent that
(a) the Borrowers and Alpha Tube have taken and are taking all necessary and appropriate steps to ascertain the extent of, quantify and successfully address the business and financial risks facing the Borrowers and



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Alpha Tube as a result of what is commonly referred to as the "Year 2000 problem" (i.e., the inability of certain computer applications to recognize correctly and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), including risks resulting from the failure of key customers and suppliers of the Borrowers and Alpha Tube to address successfully the Year 2000 problem, and (b) the Borrowers' and Alpha Tube's material computer applications will on a timely basis adequately address the Year 2000 problem in all material respects.

          (m) All covenants, agreements and conditions under the Interim Agreement shall have been satisfied (or waived in writing by the Agent and the Interim Lenders by a waiver, additional to, and which shall supersede, any waiver granted in connection with the covenants, agreements or conditions to the Interim Agreement).

          (n) There shall be no material adverse change in the business, operations, assets, properties, liabilities, profits, prospects or financial position of the Borrowers and Alpha Tube as determined by the Agent and the Lenders in their sole discretion other than (i) the commencement of the Case and
(ii) the continuation of the circumstances giving rise to the filing thereof, so long as the Agent and the Lenders have been made aware as of the date hereof of all such circumstances.

          (o) The Agent shall have completed the due diligence with respect to this Agreement, including, without limitation, a review satisfactory to the Agent of the Borrowers' and Alpha Tube's books and records, systems and control and analysis of the accounts receivable and inventory by an outside consultant selected by the Agent and environmental matters with respect to the Borrowers, Alpha Tube and their properties. The results of such review shall be in form and substance satisfactory to the Agent.

          (p) The Lenders shall be fully satisfied with the compliance by the Borrowers and Alpha Tube with any and all applicable laws, statutes, rules and regulations relating to the conduct and operations of the business and properties of the Borrowers and Alpha Tube.

          (q) With respect to Borrowings made pursuant to the Interim Agreement, the Interim Bankruptcy Court Order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent prior written consent of the Agent, the Majority Lenders, the Borrowers and Alpha Tube and with respect to borrowings made pursuant to this Loan and Security Agreement, the Final Bankruptcy Court Order shall have been entered by the Bankruptcy Court and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent prior written consent of the Agent, the Majority Lenders, the Borrowers and Alpha Tube.

     The acceptance by any of the Borrowers of any Loans made on the Closing Date or of any Credit Support or Letters of Credit issued or provided




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on the Closing Date shall be deemed to be a representation and warranty made by all of the Borrowers to the effect that all of the conditions precedent to the making of such Loans or the issuance or provision of such Credit Support or Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrowers, dated the Closing Date, to such effect.

          Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1.

     ARTICLE 10.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan (it being understood that the conversion or continuation of a Loan shall not be deemed to be the making of a Loan), including the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause to be issued or to provide Credit Support for any Letter of Credit and the obligation of the Lenders to participate in Letters of Credit or Credit Support for Letters of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

               (a) The following statements shall be true, and the acceptance by any Borrower of any extension of credit shall be deemed to be a statement by Borrower each to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

               (i) The representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such extension of credit as though made on and as of such date (both immediately prior to, and after giving effect to, such extension of credit), other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified by the Borrowers that any representation or warranty is not true and correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

               (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default.

               (b) The amount of the Combined Availability shall be sufficient to make such Revolving or Credit Support, provided, however, that




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the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing BABC or the Agent for such Lenders' Pro Rata Share of any BABC Loan or Agent Advance as provided in Sections 2.2(h), (i) and
(j).

               (c) The Interim Bankruptcy Court Order (if such date is on or after the Interim Bankruptcy Court Order Date but is prior to the Final Bankruptcy Court Order Date) or the Final Bankruptcy Court Order (if such date is on or after the Final Bankruptcy Court Order Date), as the case may be, shall be in full force and effect and shall not have been reversed, stayed, modified or amended, except for such modifications and amendments mutually agreed to by the Borrowers, Alpha Tube, the Agent and the Majority Lenders, and there shall have been no material objections to the Final Bankruptcy Court Order by the United States Trustee or any major creditors or interested parties, which contests any finding in the Final Bankruptcy Court Order that the Agent or the Lenders are entitled to the benefits of Section 364(e) of the Bankruptcy Code and which remain subject to appeal.

               (d) The Agent shall have received a Notice of Borrowing from the applicable Borrowers to the extent required by Section 2.2(b).

               (e) No administrative claim that is senior to or pari passu with the superpriority claims of the Agent and the Lenders shall exist, except the Carve-Out Expenses (with respect to the Borrowers) and the Alpha Tube Carve-Out Expenses (with respect to Alpha Tube).


                                   ARTICLE 11

                               DEFAULT; REMEDIES

     ARTICLE 11.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

               (a) (i) any failure to pay the principal of any of the Obligations when due, whether upon demand or otherwise or (ii) any failure to pay interest, fees or premiums on any of the Obligations when due, whether upon demand or otherwise, if such default shall have continued unremedied for two (2) Business Days after such interest, fees or premiums on any of the Obligations became due;

               (b) any representation or warranty made or deemed made by any Borrower in this Agreement or by any Acme Party in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Acme Party at any time to the Agent or any Lender pursuant to this Agreement or any other Loan Document shall prove to be untrue or incorrect in any material respect as of the date on which made, deemed made, or furnished;




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               (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement or any other Loan Documents and such default (other than in respect of any of Article 6 or 7 or the third sentence of Section 9.5(b) or any of Section 9.8(c), (d) or (e), 9.9, 9.10, 9.11, 9.12, 9.13, 9.14, 9.15, 9.17, 9.18, 9.19, 9.20, 9.21, 9.22,
9.23, 9.24, 9.25, 9.26, 9.28, 9.31, 9.32, or 9.33) shall continue unremedied for a period of thirty or more days or (ii) if this Agreement or any other Loan Document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;

               (d) default shall occur with respect to any Debt For Borrowed Money created or incurred after the Filing Date in an outstanding principal amount which exceeds $1,000,000, or under any agreement or instrument entered into on or after the Filing Date (or assumed by any Borrower or Alpha Tube on or after the Filing Date or effective thereafter in accordance with applicable law) under or pursuant to which any such Debt For Borrowed Money may have been issued, created, assumed, or guaranteed by any Borrower or Alpha Tube, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt For Borrowed Money to accelerate, the maturity of any such Debt For Borrowed Money; or any such Debt For Borrowed Money shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

               (e) any Borrower or Alpha Tube shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

               (f) all or any material part of the property of any Borrower or Alpha Tube shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Borrower or Alpha Tube shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

               (g) one or more judgments or orders for the payment of money aggregating in excess of $1,000,000, which amount shall not be fully covered by insurance, shall be rendered against any Borrower or Alpha Tube and (x) the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, (y) the relevant Borrower or Alpha Tube, as appropriate, shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal



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


therefrom and cause the execution thereof to be stayed during such appeal and
(z) at all times during such 30 day period or such longer period no post-judgment or order remedy shall have been taken with respect to any such judgment or order;

               (h) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Borrower or Alpha Tube occurs which (i) materially and adversely affects the property, business, operation, prospects, or condition of such Borrower or Alpha Tube; or (ii) is material in amount and is not adequately covered by insurance;

               (i) there occurs a Material Adverse Effect (other than the commencement of the Case or the continuation of the circumstances giving rise to the filing thereof so long as the Agent has been made aware as of the Interim Bankruptcy Court Order Date of all such circumstances);

               (j) there is filed against any Borrower or Alpha Tube any criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days, and (2) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

               (k) for any reason, other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens pursuant to the Loan Documents, (i) any Loan Document ceases to be in full force and effect in any material respect, (ii) any Lien with respect to any portion of the Collateral intended to be secured thereby (A) ceases to be, or is not, valid, perfected and (X) in the case of Collateral consisting of Inventory (other than Permitted Consignment Inventory) and Accounts and the proceeds thereof, prior to all other Liens and (Y) in the case of Collateral not consisting of Inventory (other than Permitted Consignment Inventory) and Accounts and the proceeds thereof, prior to all other Liens except Permitted Liens described in clause
(a), (d), (e), (g), (h), (i) or (j) of the definition thereof, or (B) is terminated, revoked or declared void, (iii) any Lien (other than Permitted Liens) exists with respect to any portion of the Collateral;

               (l) one or more ERISA Events shall occur with respect to any Pension Plans or Multi-employer Plans which have resulted or could reasonably be expected to result in liability of any Borrower or Alpha Tube under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount for all such Pension Plans and Multi-employer Plans in excess of $1,000,000; or (ii) any Borrower, Alpha Tube or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount,



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together with all other such amounts not paid by such Borrower, Alpha Tube or
ERISA Affiliate when due, in excess of $1,000,000;

               (m) there occurs a Change of Control;

               (n) an order with respect to the Case shall be entered by the Bankruptcy Court (i) appointing a trustee or (ii) appointing an examiner with enlarged powers substantially similar to those of a trustee;

               (o) an order with respect to the Case shall be entered by the Bankruptcy Court converting such Case to a case under Chapter 7 of the Bankruptcy Code;

               (p) (i) an order shall be entered by the Bankruptcy Court confirming a plan of reorganization in the Case which does not (x) contain a provision for termination of all of the Lenders' Commitments and payment in full in cash of all Obligations and the cash collateralization or return of all Letters of Credit on the date of effectiveness of such plan and otherwise in a manner satisfactory to the Agent and the Lenders on or before the effective date of such plan and (y) provide for the continuation of the Agent's Liens and priorities until such effective date or (ii) any Borrower or Alpha Tube shall have filed such a plan of reorganization in the Case;

               (q) an order shall be entered by the Bankruptcy Court dismissing the Case which does not contain a provision for termination of all of the Lenders' Commitments and payment in full in cash of all Obligations and the cash collateralization or return of all Letters of Credit in a manner satisfactory to the Agent and the Lenders upon such dismissal;

               (r) an order with respect to the Case shall be entered, in each case without the express prior written consent of the Agent and the Lenders, (i) to revoke, vacate, reverse, stay, modify, supplement or amend the credit facility herein contemplated, any Loan Document or the Final Bankruptcy Court Order, as the case may be, or (ii) to permit any administrative expense claim or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to any Borrower or Alpha Tube equal or superior to the priority of the Lenders and the Agent in respect of the Obligations, except for allowed administrative expense claims having priority over the Obligations to the extent set forth in the definition of the term "Agreed Administrative Expense Claim Priorities" (with respect to the Borrowers) or the term "Alpha Tube Agreed Administrative Expense Claim Priorities" and Alpha Tube Trade Debt (with respect to Alpha Tube) or (iii) to grant or permit the grant of any administrative claim or Lien (other than the Permitted Liens), which is senior to or pari passu with the superpriority claim of the Agent and the Lenders on any Collateral;

               (s) an application for any of the orders described in clause (n),
(o), (p), (q) or (r) above shall be made by any Borrower, Alpha Tube or any other Person and such application (if made by any Person other



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than such Borrower or Alpha Tube, as applicable) is not contested by such
Borrower or Alpha Tube, as applicable, in good faith or the relief requested is granted in an order that is not stayed pending appeal;

               (t) an order shall be entered by the Bankruptcy Court that is not stayed pending appeal granting relief from the automatic stay to the holder or holders of any Liens on any assets of any Borrower or Alpha Tube and (i) the Agent and the Majority Lenders shall determine that a Material Adverse Effect is reasonably likely to result from the entry of such order or (ii) the aggregate amount secured by such Liens is greater than $2,000,000;

               (u) (i) any Person files a plan of reorganization in the Case which does not contain a provision for termination of all Lenders' Commitments and payment in full in cash of all Obligations and the cash collateralization or return of all Letters of Credit in a manner satisfactory to the Agent and the Lenders on or before the effective date of such plan and (ii) an order shall be entered by the Bankruptcy Court approving the disclosure statement with respect to any such plan;

               (v) any Borrower or Alpha Tube shall attempt to invalidate, reduce or otherwise impair the Agent's or any Lender's claims against any Borrower or Alpha Tube or to invalidate, challenge, subordinate or otherwise impair any Lien on any Collateral or to subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code;

               (w) there shall be any payment on, or application by a Borrower or Alpha Tube for authority to pay, any prepetition claim, other than those of normal customer returns and credits (subject to Combined Availability), employees (or paid for their benefit) or taxing authorities or permitted by
Section 9.31, in each instance without the express prior written consent of the Agent and the Majority Lenders;

               (x) a Final Order shall be entered by the Bankruptcy Court with respect to the Case granting any creditor relief from the automatic stay which, in the Required Lenders' reasonable judgment, has any adverse impact on the Lenders or the Collateral;

               (y) (i) The Final Bankruptcy Court Order shall not have been entered on or before December 19, 1998, (ii) such Final Bankruptcy Court Order shall not contain the Order Provisions (as defined in the Interim Agreement), other appropriate provisions contained in the Interim Bankruptcy Court Order and otherwise authorize this Agreement and the superpriority status and lien status described herein, (iii) such Final Bankruptcy Court Order is not in all respects in form and substance satisfactory to the Agent and the Lenders, (iv) such Final Bankruptcy Court Order shall have been reversed, vacated, modified, amended (except for modifications and amendments that are acceptable to the Agent and the Lenders) or stayed (or any application for any of the foregoing shall have been filed which contests any finding in such order that the Agent and the Lenders are entitled to the



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benefits of Section 364(e) of the Bankruptcy Code) or (v) the Agent shall not have received a copy of such Final Bankruptcy Court Order certified by the Bankruptcy Court within two Business Days of its being entered; or

               (z) if Alpha Tube shall at any time deliver to any Borrower, the Agent or any Lender a Deficiency Notice (as defined in the Alpha Tube Cash Flow Agreement) and the deficiency referred to therein is not cured within 3 Business Days of the earliest date such Deficiency Notice is given to any Borrower, the Agent or any Lender.

     ARTICLE 11.2 Remedies. Notwithstanding the provisions of Section 362 of the Bankruptcy Code and without order of or application or motion to the Bankruptcy
Court:

               (a) If an Event of Default exists and is continuing, the Agent may, in its discretion, and shall (and, in either case, without limiting any other remedies available), at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order during such continuance, upon three (3) Business Days' written (including facsimile) notice to the Borrowers, their counsel and counsel to the Creditors' Committee (and the Final Bankruptcy Court Order shall provide for the lifting of the automatic stay under Section 362 of the Bankruptcy Code with respect to any and all such actions): (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Combined Availability, or reduce one or more of the other elements used in computing the Combined Availability; (ii) without limiting Section 10.2, restrict the amount of or refuse to make Revolving Loans; (iii) without limiting Section 10.2, restrict or refuse to arrange for or provide Letters of Credit or Credit Support; (iv) terminate the Commitments and this Agreement; (v) declare any or all Obligations to be immediately due and payable; (vi) set-off against any outstanding Obligations, amounts in the accounts of any Borrower maintained by or with any Lender or any agent or bailee thereof and otherwise exercise any and all rights and remedies with respect to the Collateral; (vii) demand cash collateral equal to 105% of the face amount of all outstanding Letters of Credit; and (viii) pursue its other rights and remedies under the Loan Documents and applicable law.




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               (b) Without limitation to the foregoing but subject to any applicable notice requirements set forth in Section 11.2(a), if an Event of Default exists and is continuing: (i) the Agent shall have for the benefit of the Agent and the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrowers' premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrowers shall, upon the Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales conducted in a commercially reasonable manner, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrowers agree that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrowers if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrowers' address specified in or pursuant to Section 15.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrowers. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrowers irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrowers agree that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Borrowers' labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in whatever order the Agent elects. The Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.



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               (c) If an Event of Default occurs, the Borrowers hereby waive, except to the extent expressly provided otherwise herein, all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

                                   ARTICLE 12

                              TERM AND TERMINATION

     ARTICLE 12.1 Term and Termination. The term of this Agreement shall end on the Termination Date. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence and during the continuance of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal, accrued interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and Borrowers shall immediately arrange for the cancellation of all Letters of Credit then outstanding (or cash collateralization thereof, on terms acceptable to the Agent, at 105% of the face amount of such Letters of Credit). Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any of their Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Agent's Liens (including, without limitation, the superpriority status thereof) in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 13

          AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

     ARTICLE 13.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Acme Party and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will not operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.



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     ARTICLE 13.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower or other Acme Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrowers or other Acme Parties party thereto and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrowers and acknowledged by the Agent, do any of the following:

               (a) increase or extend the Commitment of any Lender;

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

               (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

               (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

               (e) increase any of the percentages set forth in the definition of Combined Availability or amend the definitions of Eligible Inventory or Eligible Accounts; provided that nothing herein shall limit or restrict the Agent's discretion as set forth in such definitions;

               (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

               (g) release Collateral other than as permitted by Section 14.12;
or

               (h) change the definitions of "Majority Lenders" or "Required Lenders";

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document. Further, in addition to those applicable requirements set forth above, no amendment or waiver of any of the following definitions or provisions of this Agreement, and no consent with respect to any departure by Alpha Tube therefrom, shall be effective unless the same shall be in writing and signed by Alpha Tube:




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               (a) change the definition of "Alpha Tube Agreed Administrative
Expense Claim Priorities", "Alpha Tube Carve-Out Expenses", "Alpha Tube Trade Debt" or "Permitted Liens" (but only clause (i) of such definition and only to the extent relating to Alpha Tube Carve-Out Expenses);

               (b) Section 6.2(d)(ii)(A) or (B) or Section 11.1(k) (in each instance, only to the extent relating to the priority of Alpha Tube Carve-Out Expenses); or

               (c) Section 9.26(d) (but only to the extent relating to Alpha Tube Carve-Out Expenses).

     ARTICLE 13.3 Assignments; Participations. Any Lender may, with the written consent of the Agent, assign and delegate to one or more assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 and, if the remaining Commitment of such Lender would be less than $10,000,000, the entire amount of such Lender's Commitment; provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the Assignee (and the Borrowers shall have had the opportunity to consult with the Agent with respect to the prospective Assignee); (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit D ("Assignment and Acceptance") and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000.

               (a) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and Obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).




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               (b) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Acme Parties or the performance or observance by the Acme Parties of any of their Obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.




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               (d) Any Lender may, with the written consent of the Agent, at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of any Acme Party (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by any Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

               (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

               (f) Notwithstanding any other provision in this Agreement, BABC may, without the consent of any of the Acme Parties, any Lender or any other Person and without complying with any of the requirements or conditions set forth in this Section 13.3, assign and delegate to Bank of America all or any part of the Loans, Commitments and the other rights and obligations of BABC hereunder.




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                                   ARTICLE 14

                                   THE AGENT

     ARTICLE 14.1 Appointment and Authorization. Each Lender hereby designates and appoints BankAmerica Business Credit, Inc. as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this
Article 14. The provisions of this Article 14 are solely for the benefit of the Agent and the Lenders and the Acme Parties shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Combined Availability, (b) the making of Agent Advances pursuant to Section 2.2(i), and (c) the exercise of remedies pursuant to Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

     ARTICLE 14.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.



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     ARTICLE 14.3 Liability of Agent. None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Acme Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Acme Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Acme Party.

     ARTICLE 14.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Acme Parties), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or such higher percentage, if any, required under Section 13.2) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (subject in the case of any amendment or waiver to any higher percentage required under Section 13.2) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

               (a) For purposes of determining compliance with the conditions specified in Section 10.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.




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     ARTICLE 14.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 11; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     ARTICLE 14.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Acme Parties, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Acme Parties, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Acme Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Acme Parties which may come into the possession of any of the Agent-Related Persons.




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     ARTICLE 14.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Acme Parties and without limiting the obligation of the Acme Parties to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 15.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Acme Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     ARTICLE 14.8 Agent in Individual Capacity. BABC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any of the Borrowers and its Affiliates as though BABC were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BABC or its Affiliates may receive information regarding the Acme Parties (including information that may be subject to confidentiality obligations in favor of the Acme Parties) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BABC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BABC in its individual capacity.




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     ARTICLE 14.9 Successor Agent. The Agent may resign as Agent upon thirty
(30) days' notice to the Lenders and the Borrowers. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. Notwithstanding any other provision in this Agreement, BABC may resign as the Agent and Bank of America may succeed as successor agent to BABC, without the consent of any Lender or any other Person.

     ARTICLE 14.10 Withholding Tax. Each Lender and each Assignee within the meaning of Section 13.3 organized under the laws of a jurisdiction outside the United States, on or prior to the earlier of the date of its execution and delivery of this Agreement or the date on which it becomes an Assignee, and from time to time thereafter, if requested in writing by a Borrower or the Agent and if permitted under then applicable law, shall provide each of the respective Borrowers and the Agent with:

               (i) one duly completed and executed IRS Form 1001 or 4224, as appropriate, or any successor form, certifying that such Lender (or Assignee) is exempt from withholding tax on payments pursuant to this Agreement under an income tax treaty to which the United States is a party or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States; or

               (ii) any other form or certificate required by a U.S. taxing authority (including any certificate required by Section 871(h) or 881(c) of the Code), certifying that such Lender (or Assignee) is entitled to an exemption from tax on payments pursuant to this Agreement; and in all cases

               (iii) one duly completed and executed IRS Form W-8 or W-9, as appropriate, or any successor form.





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Such Lender or Assignee agrees to promptly notify the Agent and the Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Lender or Assignee required under this Section to provide IRS Form 1001 sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers, such Lender or Assignee agrees to notify the Agent and the Borrowers of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers. To the extent of such percentage amount, the Agent and the Borrowers will treat such Lender's or Assignee's IRS Form 1001 as no longer valid.

               (c) If any Lender or Assignee required under this Section to provide IRS Form 4224 sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

               (d) If any Lender or Assignee is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender or Assignee an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent or the Borrowers, then the Agent or the Borrowers may withhold from any interest payment to such Lender or Assignee not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent or the Borrowers did not properly withhold tax from amounts paid to or for the account of any Lender or Assignee (because the appropriate form was not delivered, was not properly executed, or because such Lender or Assignee failed to notify the Agent or the Borrowers of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender or Assignee shall indemnify the Agent or the Borrowers fully for all amounts paid, directly or indirectly, by the Agent or the Borrowers as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of a Lender or Assignee under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.




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     ARTICLE 14.11 Reserved.

     ARTICLE 14.12 Collateral Matters. The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such Obligations are due) and payment of all other obligations; (ii) constituting property being sold or disposed of if the Borrowers certify to the Agent that the sale or disposition is made in compliance with Section 9.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Acme Parties owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to any Acme Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion and without the prior written authorization of the Lenders, release the Agent's Liens on (x) Accounts, Inventory and other Collateral in which the Agent has a first priority Lien valued in the aggregate not in excess of $1,000,000 and (y) Collateral in which the Agent does not have a first priority Lien without limitation as to amount if the holder of the prior Lien therein releases its Lien in such Collateral and receives any proceeds from the sale or other disposition of such Collateral. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 14.12.

               (a) Upon receipt by the Agent of any authorization required pursuant to Section 14.12(a) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Acme Party in respect of) all interests retained by any Acme Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.




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               (b) The Agent shall have no obligation whatsoever to any of the
Lenders to assure that the Collateral exists or is owned by the Acme Parties or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

     ARTICLE 14.13 Restrictions on Actions by Lenders; Sharing of Payments. Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Acme Parties or any accounts of the Acme Parties now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Acme Parties, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.





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               (a) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Acme Party to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     ARTICLE 14.14 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

     ARTICLE 14.15 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to:

if to BABC:        Bank of America NT & SA
                   1850 Gateway Blvd.
                   Concord, CA  94520
                   ABA No. 121000358
                   Account No. 12353-03848
                   Account Name:    BankAmerica Business Credit, Inc.
                   Reference:       Acme
                   Contact:         Operations Manager
                   Telephone:       (212) 836-5324
                   Facsimile:       (212) 836-5172

or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each




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such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans, or otherwise.

     ARTICLE 14.16 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     ARTICLE 14.17 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

               (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

               (b) expressly agrees and acknowledges that neither BABC nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

               (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Acme Parties and will rely significantly upon the Acme Parties' books and records, as well as on representations of the Acme Parties' personnel;

               (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

               (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to any Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of any Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions,




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proceedings, damages, costs, expenses and other amounts (including, without limitation attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

     ARTICLE 14.18 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.


                                   ARTICLE 15

                                  MISCELLANEOUS

     ARTICLE 15.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against any or all of the Borrowers or other Acme Parties to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     ARTICLE 15.2 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     ARTICLE 15.3 Governing Law; Choice of Forum; Service of Process. THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO
ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT, THE BORROWERS AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.



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               (a) EXCEPT FOR MATTERS WITHIN THE EXCLUSIVE JURISDICTION OF THE
BANKRUPTCY COURT, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EXCEPT FOR MATTERS WITHIN THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, EACH BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING AND EXCEPT FOR MATTERS WITHIN THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY
COURT: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

               (b) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

     ARTICLE 15.4 WAIVER OF JURY TRIAL. EACH BORROWER, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.



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     ARTICLE 15.5 Survival of Representations and Warranties. All of the
Borrowers' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

     ARTICLE 15.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting any Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.













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     ARTICLE 15.7 Fees and Expenses. Each Borrower agrees, jointly and severally, to pay to the Agent, for its benefit, on demand, all reasonable costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents and each Borrower agrees to pay to each Lender all reasonable costs and expenses that such Lender pays or incurs in connection with the enforcement of this Agreement and the other Loan Documents, including, in each case, without limitation: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated costs of Agent's in-house counsel fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance;
(d) taxes, fees and other charges for recording mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Borrower or other Acme Party under the Loan Documents that such Borrower or other Acme Party fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated cost of Agent's in-house counsel fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). Without limiting the foregoing, the Borrowers shall also pay on demand, jointly and severally, directly or at the option of the Agent through direct charges to the outstanding balance of the Loan all reasonable costs and expenses incurred by the Agent or any Lender in connection with any litigation, contest, dispute, suit or proceeding relating to this Agreement or any other Loan Document. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by any Borrower. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Revolving Loans as described in Section 4.4.





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     ARTICLE 15.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or to BABC:

     BankAmerica Business Credit, Inc.
     40 East 52nd Street
     New York, New York  10022
     Attention:  Portfolio Manager
     Telecopy No. (212) 836-5169

     with copies to:

     Bank of America NT & SA
     335 Madison Avenue
     New York, New York  10017
     Attention: Legal Department
     Telecopy No. (212) 503-7350

     and:

     Kaye, Scholer, Fierman, Hays & Handler, LLP
     425 Park Avenue
     New York, New York  10017
     Attention: Albert M. Fenster, Esq.
     Telecopy No. (212) 836-7151

If to the Borrowers:

     c/o Acme Metals Incorporated
     13500 S. Perry Avenue
     Riverdale, Illinois  60827
     Attention: CFO and Treasurer
     Telecopy No. (708) 841-6010

     with copies to:

     Hughes Hubbard & Reed LLP
     One Battery Park Plaza
     New York, New York 10004
     Attention: David M. LeMay
     Telecopy No. (212) 422-4726

If to the Creditors' Committee:

     c/o Stroock & Stroock & Lavan LLP
     180 Maiden Lane
     New York, New York  10038
     Attention: Lawrence M. Handelsman, Esq.
     Telecopy No. (212) 806-6006

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     ARTICLE 15.9 Waiver of Notices. Unless otherwise expressly provided herein, each Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Borrower which the Agent or any Lender may elect to give shall entitle such Borrower to any or further notice or demand in the same, similar or other circumstances.

     ARTICLE 15.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

     ARTICLE 15.11 Indemnity of the Agent and the Lenders by the Borrowers. Each Borrower agrees, jointly and severally, to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

               (a) Each Borrower, jointly and severally, hereby indemnifies, defends and holds harmless the Indemnified Persons from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about any of such Borrower's property or operations or property leased to such Borrower or property to which such Borrower has sent any hazardous substance. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Agent-Related Persons, and each Lender, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous Substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under a common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas. This indemnity will survive termination of the Agreement.

     ARTICLE 15.12 Limitation of Liability. No claim may be made by any Borrower, any Lender or other Person against the Agent, any Lender, or the affiliates, directors, officers, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and each Borrower and each Lender hereby waive, release and agree not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     ARTICLE 15.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrowers, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement among them. Upon execution and except to the extent the Bankruptcy Court orders otherwise, this Agreement supersedes the Interim Agreement and any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers or other Acme Parties party thereto (and, to the extent provided in the last sentence of Section 13.2 with respect to certain definitions and provisions of this Agreement, Alpha Tube) and a duly authorized officer of each of the Agent and the requisite Lenders. All borrowings made and letters of credit issued under the Interim Agreement shall, upon execution hereof, be deemed Borrowings hereunder or Letters of Credit issued hereunder, and all terms and conditions hereof shall apply to such borrowings and letters of credit, and to the parties hereto with respect to such borrowings and letters of credit.

     ARTICLE 15.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Borrowers in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

     ARTICLE 15.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

     ARTICLE 15.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by each Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

     ARTICLE 15.17 Joint and Several Liability. The Borrowers shall be liable for all amounts due to the Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder (including the issuance of Letters of Credit for the account of such Borrowers) or the amount of such Loans received or Letters of Credit issued or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans made to it and Letters of Credit issued for its account, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrowers and Letters of Credit issued for the account of such other Borrowers hereunder, shall be separate and distinct Obligations, but all such Obligations shall be primary Obligations of each Borrower.

          The Borrowers' Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrowers hereunder (including the issuance of Letters of Credit for the account of such Borrowers) shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of any or all other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of any or all other Borrowers, (ii) the absence of any attempt to collect the Obligations from any or all other Borrowers, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any or all other Borrowers, or any part thereof, or any other agreement now or hereafter executed by any or all other Borrowers and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any or all other Borrowers, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any or all other Borrowers, as debtors-in-possession under Section 364 of the Bankruptcy Code, or (vii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any or all other Borrowers. With respect to the Borrowers' Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any or all other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to the Agent and/or any Lender.

          Upon any Event of Default (but subject to any applicable notice requirements set forth in Section 11.2(a)), the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Borrower or other Acme Party or against or in payment of any or all of the Obligations.


                           [SIGNATURE PAGE TO FOLLOW.]

          IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                   "BORROWERS"

                                   ACME METALS INCORPORATED, Debtor-in-
                                   Possession


                                   By       ________________________________
                                            Name:  Jerry F. Williams
                                            Title:  Vice President - Finance and
                                                      Administration


                                   ACME STEEL COMPANY, Debtor-in-Possession


                                   By       ________________________________
                                            Name:  Jerry F. Williams
                                            Title:  Vice President


                                   ACME PACKAGING CORPORATION, Debtor-
                                   in-Possession


                                   By       ________________________________
                                            Name:  Jerry F. Williams
                                            Title:  Vice President


                                   ALABAMA METALLURGICAL CORPORATION,
                                   Debtor-in-Possession


                                   By       ________________________________
                                            Name:  Jerry F. Williams
                                            Title:  President

                                   ACME STEEL COMPANY INTERNATIONAL, INC.,
                                   Debtor-in-Possession


                                   By       ________________________________
                                            Name:  Jerry F. Williams
                                            Title:  Chairman


                                   "AGENT"

                                   BANKAMERICA BUSINESS CREDIT, INC., as the
                                   Agent


                                   By________________________________




              [Signatures of Lenders appear on the following page.]

                                              "LENDERS"

Commitment:  $75,000,000                            BANKAMERICA BUSINESS CREDIT,
                                                    INC., as a Lender


                                                    By_________________________
                                                      Name:
                                                      Title:





Commitment:  $25,000,000                            AMSOUTH BANK, as a Lender


                                                    By_________________________
                                                      Name:
                                                      Title:

                                    EXHIBIT A

                         INTERIM BANKRUPTCY COURT ORDER

                                    EXHIBIT B

                       FORM OF BORROWING BASE CERTIFICATE

                                    EXHIBIT C

                              FINANCIAL STATEMENTS

                                    EXHIBIT D

                  [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of _______, ____ is made between _________________________
(the "Assignor") and __________________________ (the "Assignee").


                                    RECITALS

         WHEREAS, the Assignor is party to that certain Loan and Security Agreement dated as of December 18, 1998 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among Acme Metals Incorporated, a debtor-in-possession (the "Parent"), Acme Steel Company, a debtor-in-possession ("ASC"), Acme Packaging Corporation, a debtor-in-possession ("APC"), Alabama Metallurgical Corporation, a debtor-in-possession ("AMC"), and Acme Steel Company International, Inc., a debtor-in-possession ("ACSI" and, together with the Parent, ASC, APC and AMC, jointly and severally, the "Borrowers"), the several financial institutions from time to time party thereto (including the Assignor, the "Lenders"), and BankAmerica Business Credit, Inc., as agent for the Lenders (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

         WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Borrowers in an aggregate amount not to exceed $__________ (the "Commitment");

         WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Borrowers;

         WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders' liabilities under or with respect to Letters of Credit and Credit Support in an aggregate principal amount of $____________ (the "L/C Obligations")] [no Letters of Credit are outstanding under the Credit Agreement]; and

         WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.  Assignment and Acceptance.

         (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the other Loan Documents.

         (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under
Section 15.11 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

         (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

         (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

     2.  Payments.

         (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Percentage Share of the principal amount of all Committed Loans.

         (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 13.3 of the Credit Agreement.

     3.  Reallocation of Payments.

         Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding two sentences and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.  Independent Credit Decision.

         The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Parent and its Consolidated Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.  Effective Date; Notices.

         (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, ____ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

            (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

            (ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

            (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

            (iv) the processing fee referred to in Section 2(b) hereof and in
Section 13.3 of the Credit Agreement shall have been paid to the Agent; and

         (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Parent on behalf of the Borrowers and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

     [6. Agent.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]

         (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

         (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

     7.  Withholding Tax.

         The Assignee (a) represents and warrants to the Assignor, the Agent and the Borrowers that under applicable law and treaties as of the Effective Date no tax will be required to be withheld by the Assignor with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers such U.S. Internal Revenue Service Forms as and to the extent required by the Credit Agreement, including, without limitation, pursuant to Section 14.10 of the Credit Agreement, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8.  Representations and Warranties.

         (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

         (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Acme Parties, or the performance or observance by the Acme Parties, of any of its respective Obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

         (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

     9.  Further Assurances.

         The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10. Miscellaneous.

         (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

         (b) All payments made hereunder shall be made without any set-off or counterclaim.

         (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

         (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in the City and State of New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

         (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                        [ASSIGNOR]


                                        By:
                                        Title:
                                        Address:

                                        ----------------------------------------

                                        ----------------------------------------
                                        [ASSIGNEE]

                                        By:


                                        ----------------------------------------


                                        Title:
                                        Address:


                                        ----------------------------------------



                                        ----------------------------------------

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                           _______________, 19__



BankAmerica Business Credit, Inc., as Agent
40 East 52nd Street
New York, NY
Attn:  Portfolio Manager

Acme Metals Incorporated
[Address]

Re: Acme Metals Incorporated

Ladies and Gentlemen:

     We refer to the Loan and Security Agreement dated as of December 18, 1998 (as amended, amended and restated, modified, supplemented or renewed from time to time, the "Credit Agreement") among Acme Metals Incorporated, a debtor-in-possession (the "Parent"), Acme Steel Company, a debtor-in-possession ("ASC"), Acme Packaging Corporation, a debtor-in-possession ("APC"), Alabama Metallurgical Corporation, a debtor-in-possession ("AMC"), and Acme Steel Company International, Inc., a debtor-in-possession ("ACSI" and, together with the Parent, ASC, APC and AMC, jointly and severally, the "Borrowers"), the several financial institutions from time to time party thereto as lenders (the "Lenders"), and BankAmerica Business Credit, Inc., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

     1. We hereby give you notice of, and request the consent of the Agent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor's participation in the Letters of Credit and Credit Support) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that, as of _________, the Assignor's Commitment is $___________, the aggregate amount of its outstanding Loans is $_____________, and its participation in L/C Obligations is $_____________.



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


     2. The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

     3.  The following administrative details apply to the Assignee:

         (A)   Notice Address:

               Assignee name:
                              --------------------------------------
               Address:
                       ---------------------------------------------

                           -----------------------------------------

                           -----------------------------------------
               Attention:
                         -------------------------------------------
               Telephone:  (   )
                            ---- -----------------------------------
               Telecopier:  (  )
                            ---- -----------------------------------

         (B)   Payment Instructions:

               Account No.:
                           -----------------------------------------
               At:
                  --------------------------------------------------

                           -----------------------------------------

                           -----------------------------------------
               Reference:
                         -------------------------------------------
               Attention:
                         -------------------------------------------

     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                          Very truly yours,

                                          [NAME OF ASSIGNOR]


                                          By:
                                          Title:



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


                                          [NAME OF ASSIGNEE]


                                          By:
                                          Title:



ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

BankAmerica Business Credit, Inc,
as Agent


By:
Title:












                                        -------------------------------------
                                             --------------------------------






-------------------------------------
     --------------------------------





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


                                    EXHIBIT E

                               NOTICE OF BORROWING



                            Date: __________ __, ____




To: BankAmerica Business Credit, Inc. as Agent for the Lenders who are parties to the Loan and Security Agreement dated as of December 18, 1998 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement") among Acme Metals Incorporated, a debtor-in-possession (the "Parent"), Acme Steel Company, a debtor-in-possession ("ASC"), Acme Packaging Corporation, a debtor-in-possession ("APC"), Alabama Metallurgical Corporation, a debtor-in-possession ("AMC") , and Acme Steel Company International, Inc., a debtor-in-possession ("ACSI" and, together with the Parent, ASC, APC and AMC, jointly and severally, the "Borrowers"), certain Lenders which are signatories thereto and BankAmerica Business Credit, Inc., as Agent

Ladies and Gentlemen:

     The undersigned, on behalf of the Borrowers, refers to the Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

     1.   The Business Day of the proposed Borrowing is ___________ __, ____.

     2.   The aggregate amount of the proposed Borrowing is $______________.

     3. The Borrowing is to be comprised of $____________ of Base Rate Revolving Loans and $__________ of LIBOR Rate Loans.

     4. The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the Borrowing shall be _____ months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

     (a) The representations and warranties of the Borrowers and the other Acme Parties contained in the Loan and Security Agreement and in the other Loan Documents (other than


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

those representations and warranties which relate to a specified prior date) are true and correct in all material respects as though made on and as of such date;

     (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

     (c) The amount of the Combined Availability is sufficient to make the proposed Borrowing.

                                          ACME METALS INCORPORATED, Debtor-in-
                                          Possession, on behalf of itself
                                          and the other Borrowers


                                          By  ________________________________
                                              Name:
                                              Title:








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


                                    EXHIBIT F

                        NOTICE OF CONVERSION/CONTINUATION



Date:  ____________ __, _____


To: BankAmerica Business Credit, Inc. as Agent for the Lenders who are parties to the Loan and Security Agreement dated as of December 18, 1998 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement") among Acme Metals Incorporated, a debtor-in-possession (the "Parent"), Acme Steel Company, a debtor-in-possession ("ASC"), Acme Packaging Corporation, a debtor-in-possession ("APC"), Alabama Metallurgical Corporation, a debtor-in-possession ("AMC"), and Acme Steel Company International, Inc., a debtor-in-possession ("ACSI" and, together with the Parent, ASC, APC and AMC, jointly and severally, the "Borrowers"), certain Lenders which are signatories thereto, and BankAmerica Business Credit, Inc., as Agent

Ladies and Gentlemen:

     The undersigned, on behalf of the Borrowers, refers to the Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

1.   The Conversion/Continuation Date is _____________, 19__.

2.   The aggregate amount of the Loans to be [converted] [continued] is $______.

3. The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate Revolving] Loans.

4. The duration of the Interest Period for the LIBOR Rate Loans included in the [conversion] [continuation] shall be ___ months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

              (a) The representations and warranties of the Borrowers and the other Acme Parties contained in the Loan and Security Agreement and in the other Loan Documents (other than those representations and warranties which relate to a specified prior date) are true and correct in all material respects as though made on and as of such date; and



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              (b) No Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

                                         ACME METALS INCORPORATED, Debtor-in-
                                         Possession, on behalf of itself
                                         and the other Borrowers


                                         By  ________________________________
                                             Name:
                                             Title:











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                                    EXHIBIT G

                      FORM OF FINAL BANKRUPTCY COURT ORDER











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                                    EXHIBIT H

                               FORM OF BLACK BOOK















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